Exhibit 99.2

ADDITIONAL INFORMATION RELATING TO THE PROVINCE 1

[1]	Any dollar amounts in Exhibit 99.2 are expressed in Canadian dollars ($) unless otherwise specified or the context otherwise requires.

Ontario, International Merchandise Trade

Ontario, International Merchandise Exports by Major Commodity, 2017	55

Ontario, International Merchandise Imports by Major Commodity, 2017	56

Ontario, International Merchandise Exports by Top 25 Trading Partners, 2017	57

Ontario, International Merchandise Imports by Top 25 Trading Partners, 2017	58

Demographic Characteristics

Ontario, Selected Demographic Characteristics, 2010–2017	59

Ontario, Components of Population Growth, 2008–09 to 2017–18	60

Ontario Labour Markets

Ontario, Labour Force, 2004–2017	61

Ontario, Employment, 2004–2017	62

Ontario, Unemployment, 2004–2017	63

Ontario, Employment by Industry, 2008–2017	64-65

Ontario, Growth in Employment by Industry, 2008–2017	65-66

Employment Insurance (EI), 2004–2017	67

Ontario, Labour Compensation, 2004–2017	68

Ontario, Employment Level by Economic Regions, 2008–2017	69

Ontario, Employment Level by Industry for Economic Regions, 2017	70-71

Ontario Economic Regions	72

(Note: Data in the tables may not add to totals due to rounding.)

Province of Ontario’s Location in Canada

Province of Ontario’s Location in the World

OVERVIEW

Area and Population

The Province of Ontario covers an area of approximately 1,076,395 square kilometres (415,598 square miles), about 10.8% of Canada, and is about 11% as large as the United States. The estimated population of Ontario on July 1, 2018 was 14.3 million, or 38.6% of Canada’s population of 37.1 million. Since 1998, the populations of Ontario and Canada have increased at average annual rates of 1.2% and 1%, respectively. Although it constitutes only 12% of the area of the Province, southern Ontario is home to approximately 94.4% of its population (as of July 1, 2017). The population of the Greater Toronto Area, the most populous metropolitan area in Canada, was estimated to be 6.9 million on July 1, 2017.

Government

Canada is a federation with a parliamentary system of government. Constitutional responsibilities are divided between the federal government, the 10 provinces and the 3 territories.

The Premier of the Province of Ontario (the “Premier”) is traditionally the leader of the political party with the greatest number of members elected to the Legislative Assembly. The Cabinet through the Lieutenant Governor, who represents the Crown, formally exercises executive power. Cabinet ministers are usually nominated from among members of the Premier’s party. The Legislative Assembly consists of 124 seats, each representing a specified territorial division of the Province, and is elected for a four-year term. A dissolution of the Legislative Assembly prior to the end of the four-year term may be requested by the Premier at the Premier’s own volition or if the government loses the confidence of the Legislative Assembly by being defeated on an important vote.

The last Provincial election was held on June 7, 2018. The Progressive Conservative Party currently has 74 seats in the Legislative Assembly, the New Democratic Party of Ontario has 40 seats, the Ontario Liberal Party of Ontario has 7 seats, the Green Party of Ontario has 1 seat and there are 2 Independent seats. The current government of the Province is formed by the Progressive Conservative Party.

Constitutional Framework

Canada is a federation and its constitution (“Constitution”) establishes the division of responsibilities between the federal and provincial levels of government. Each provincial government and the federal government has supremacy within its respective sphere of assigned responsibilities. Jurisdiction over the establishment and operation of municipalities is granted exclusively to the provinces.

The federal government is empowered to raise money by any mode or system of taxation. It has exclusive jurisdiction over such matters as the regulation of trade and commerce, currency and coinage, banks and banking, national defence, foreign affairs, postal services, railways and navigation, as well as those areas not exclusively assigned to the provinces. Each province has authority to raise revenue through direct taxation within the province. Areas of provincial constitutional authority include health care, education, social services, municipal institutions, property and civil rights, and natural resources.

Operational Framework

Ontario administers its constitutional responsibilities through government ministries and provincially created bodies such as government-owned corporations (“Crown corporations”), agencies, boards, commissions, municipalities, school boards and hospital boards. The use of these quasi-independent bodies decentralizes the administration of provincial responsibilities. However, the Province has elected to centralize the financing of these bodies by retaining the major taxing and borrowing powers at the provincial level. Some municipalities borrow in their own names in various capital markets as did Ontario Hydro prior to its restructuring in April 1999.

Implications for Provincial Financial Statements

The provincial governments’ delivery of services in areas such as health, postsecondary education and social assistance has been supported by transfer payments from the federal government, often established through federal-provincial agreements. In fiscal year 2017-18, approximately 16.5% of the Province’s revenue came from federal transfers.

Federal-provincial funding arrangements can be complex and extensive, involving financial relationships between the Province, the federal government and provincially-created bodies. These financial interrelationships are important in understanding the revenue, expense and financing activity of the Province. Investing in provincially-created bodies has an impact on the reporting of assets. As at March 31, 2018, approximately 23.7% (2017, 27.5%) of the Financial Assets of the Province could be attributed to these intermediary activities.

Foreign Relations

The Province has no direct diplomatic relations with foreign countries, but has developed a high degree of international activity in order to facilitate investment in Ontario.

The Budget and Quarterly Reporting

The Fiscal Transparency and Accountability Act, 2004 (the FTAA) sets out guidelines for public reporting of the fiscal plan. It requires that the Ontario Minister of Finance (“Minister”) release an annual budget that outlines a multi-year fiscal plan. In addition, it requires the Minister to release a mid-year review of the fiscal plan, known as the Ontario Economic Outlook and Fiscal Review. Each year, the Minister must release interim updates in the Summer and Winter on Ontario’s revenues and expenses for the current year. Finally, the FTAA, among other things, also requires that quarterly information about Ontario’s economic accounts be released to the public.

PUBLIC FINANCE

Revenue – Taxation

For the year ended March 31, 2018

This schedule summarizes the sources of the Province’s revenue by main classification.

	2018 $	2017 $
TAXATION
Personal Income Tax	32,899,764,740	30,670,658,803
Sales Tax	25,924,669,351	24,750,027,309
Corporations Tax	15,611,610,196	14,871,809,565
Employer Health Tax	6,205,171,918	5,908,191,460
Education Property Tax	5,883,143,831	5,868,148,185
Ontario Health Premium	3,672,453,155	3,575,016,709
Land Transfer Tax	3,174,106,614	2,727,892,187
Gasoline Tax	2,701,065,714	2,625,622,226
Tobacco Tax	1,243,925,149	1,230,443,838
Fuel Tax	759,970,971	742,234,805
Beer, Wine and Spirits Taxes	600,785,772	588,519,952
Electricity Payments-In-Lieu of Taxes	494,000,000	333,694,315
Corporation Preferred Share Dividend Tax	245,378,074	205,785,929
Estate Administration Tax	194,890,421	181,473,765
Mining Profits Tax	76,148,591	37,263,192
Provincial Land Tax	22,580,369	17,460,705
Gross Revenue Charge – Property Tax Component	5,763,799	4,886,165
Race Tracks Tax	4,278,408	4,459,444
Acreage Tax – The Mining Act	2,888,870	2,165,526

TOTAL TAXATION	99,722,595,943	94,345,754,080

Source: Ontario Ministry of Finance

Personal Income Tax revenue is collected by the federal government on behalf of the Province. The amount reported by the Province in 2017-18 is net of $2,339,369 in Ontario tax credits, excluding tax credits reported as expenses.

For 2019, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $43,906; 9.15% for taxable income over $43,906 and up to $87,813; 11.16% for taxable income over $87,813 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. For 2018, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $42,960; 9.15% for taxable income over $42,960 and up to $85,923; 11.16% for taxable income over $85,923 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. For 2017, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $42,201; 9.15% for taxable income over $42,201 and up to $84,404; 11.16% for taxable income over $84,404 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. Ontario non-refundable tax credits are provided for individual and family circumstances (e.g., basic amount, spouse, medical expenses) at the rate of 5.05% (11.16% for charitable donations in excess of $200), before calculating the provincial surtax and Ontario Tax Reduction. Ontario non-refundable tax credit amounts are indexed annually. The Ontario Dividend Tax Credits are calculated after the provincial surtax and before the Ontario Tax Reduction. For 2018 and 2019, the credits were provided at a rate of 10% for eligible dividends and at a rate of 3.2863% for non-eligible dividends.

Higher-income earners are subject to a surtax. For 2019, the surtax is equal to 20% of Ontario income tax in excess of $4,740, plus 36% of Ontario income tax in excess of $6,067. For 2018, the surtax is equal to 20% of Ontario income tax in excess of $4,638, plus 36% of Ontario income tax in excess of $5,936. For 2017, the surtax is equal to 20% of Ontario income tax in excess of $4,556, plus 36% of Ontario income tax in excess of $5,831.

Ontario income tax is eliminated by the Ontario Tax Reduction if Ontario tax is below a threshold amount. If Ontario tax exceeds the taxfiler’s threshold amount, the Ontario Tax Reduction may reduce the taxfiler’s Ontario tax. For 2019, the basic threshold amount is $244 and the additional amount for each dependent child age 18 and under, and each disabled or infirm dependant, is $452. For 2018, the basic threshold amount is $239 and the additional amount for each dependent, child age 18 and under and each disabled or infirm dependant is $442. For 2017, the basic threshold amount is $235 and the additional amount for each dependent child age 18 and under and each disabled or infirm dependant is $434.

The Harmonized Sales Tax (HST) is a single value-added tax based on the federal Goods and Services Tax. The provincial portion of the HST is 8% and the federal portion is 5%, for a combined HST rate of 13%. The federal government is responsible for the collection and administration of the tax, with HST revenues distributed to the Province based on a revenue allocation formula. Ontario also maintains a Retail Sales Tax of 8% on certain insurance premiums and 13% on private transfers of specified vehicles, which is collected and administered by the Province. The Sales Tax amounts reported by the Province are net of sales tax credits of $1,811,035,675 in 2017-18 and $1,775,409,956 in 2016-17.

Corporations Tax is comprised of three types of taxes levied on corporations: income tax, insurance premiums tax and special additional tax on life insurance corporations. Details of these taxes follow.

Income Tax: The general statutory Corporate Income Tax (CIT) rate is 11.5%. Active business income from manufacturing and processing, mining, logging, fishing and farming is subject to a lower CIT rate of 10%. Small Canadian-controlled private corporations (CCPCs) are also eligible for a lower CIT rate of 3.5% on the first $500,000 of active business income (the small business CIT rate was reduced from 4.5% to 3.5%, effective January 1, 2018, and is prorated for taxation years that straddle this date). The small business CIT rate is phased out for large CCPCs, and associated groups of CCPCs, that have more than $10 million (fully eliminated if more than $15 million) of taxable capital employed in Canada in the previous year. The Province also levies a Corporate Minimum Tax (CMT), which is effectively a pre-payment of regular CIT. CMT is calculated as the amount by which 2.7% of a corporation’s adjusted net income for accounting purposes exceeds CIT payable.

Insurance Premium Tax: Insurance companies are subject to a 2% insurance premium tax on life, accident and sickness insurance premiums, 3.5% on property insurance premiums and 3% on other (e.g. casualty) insurance premiums.

Special Additional Tax: Life insurance corporations pay a special additional tax at a rate of 1.25% of taxable capital employed in Ontario that exceeds a minimum capital allowance of $10 million, with corporate income tax and CMT creditable against this tax.

Education property taxes are collected by municipalities and transferred to school boards for the purposes of funding education. Education property tax rates are set annually by the Minister of Finance for each class of real property. The tax is levied on the assessed value of property at a uniform rate of 0.170% for residential properties. Rates for commercial, industrial, pipeline and landfill properties vary across the province. These rates are regulated under the Education Act. The Education Property Tax amounts shown are net of $1,096,093,587 in property tax credits and grants in 2017-18 and $1,054,196,837 in 2016-17. The amounts also reflect a number of rebates, reductions and exemptions available across the province.

The Employer Health Tax is paid by employers on their Ontario payroll. Employers with annual Ontario payroll of $200,000 or less calculate tax payable at 0.98% of their taxable annual Ontario payroll; employers with annual Ontario payroll over $200,000 and up to $400,000 calculate tax payable at graduated rates that apply to their taxable annual Ontario payroll starting at 1.101% through to 1.829%; and employers with annual Ontario payroll in excess of $400,000 calculate tax payable at 1.95% of their taxable annual Ontario payroll. A tax exemption is provided for the first $490,000 of annual Ontario payroll paid by private sector employers, including their associated entities. The exemption is adjusted for inflation every five years using the Ontario Consumer Price Index. The next adjustment is scheduled to occur in 2024. Employers with annual Ontario payroll in excess of $5,000,000 are generally not eligible for the exemption.

Gasoline Tax is levied on gasoline, propane used in a licensed motor vehicle, and aviation fuel. The tax rate for gasoline is 14.7 cents per litre. The tax rate for propane used in licensed motor vehicles is 4.3 cents per litre. The tax rate for aviation fuel is 6.7 cents per litre. Gasoline tax is pre-collected by registered collectors and importers.

Land Transfer Tax is collected on the transfer of land and is payable on the value of the consideration, which is generally the purchase price. Land Transfer Tax rates are 0.5% on the amount up to and including $55,000; 1% on the amount over $55,000, up to and including $250,000; 1.5% on the amount over $250,000, up to and including $400,000; and 2% on the amount over $400,000. For land with one or two single family residences, the tax rate on the amount over $2,000,000 is 2.5%. Eligible first-time homebuyers may receive a refund of Land Transfer Tax up to a maximum amount of $4,000. Effective April 21, 2017, an additional 15% Non-Resident Speculation Tax applies to the purchase or acquisition of an interest in certain residential property located in the Greater Golden Horseshoe Region by individuals who are not citizens or permanent residents of Canada, or by foreign corporations (foreign entities) and taxable trustees. Non- Resident Speculation Tax exemptions and rebates may be available if taxpayers meet specific eligibility criteria.

Tobacco Tax covers all forms of tobacco products. The specific tax rate per cigarette and per gram or part gram of fine cut tobacco and all other tobacco products except cigars increased from 15.475 cents to 16.475 cents on April 28, 2017. The rate of tax on cigars is 56.6% of the taxable price of the cigar. The majority of tax is collected for the Province by Ministry-designated tobacco and cigar wholesalers.

Fuel Tax is levied on clear middle distillate petroleum fuels, such as those used in diesel-powered vehicles. The fuel tax rate is 14.3 cents per litre, unless the fuel is used in railway equipment, in which case the rate is 4.5 cents per litre. Fuel Tax is pre-collected by registered collectrs and importers.

Beer and Wine Taxes were effective July 1, 2010. These taxes replaced certain alcohol charges and were revenue neutral for the Ontario Government. Beer taxes apply on purchasers of beer from a beer manufacturer’s on-site store, brew pub, the Beer Store, or a licensed establishment. Wine taxes are imposed on purchasers of wine and wine coolers from a winery retail store. As of July 1, 2017, purchases of spirits and spirits coolers from stores operated by a spirits manufacturer are subject to spirits taxes.

Electricity payments in lieu of taxes (PILs) on corporate income are made by Ontario Power Generation Inc. (OPG) and municipal electricity utilities to the Ontario Electricity Financial Corporation (OEFC). OEFC is the Ontario Hydro successor company that is responsible for servicing and retiring the debt and certain other liabilities of the former Ontario Hydro. All PILs received by OEFC are used to service and retire its obligations. The amount of PILs on corporate income replicates the amount of tax that would be payable under the Income Tax Act (Canada), Corporations Tax Act and Taxation Act, 2007 if these publicly- owned corporations were not exempt from federal and provincial corporate taxes. As a result of an initial public offering of Hydro One common shares in 2015, Hydro One ceased to be exempt from federal and provincial corporate income taxes and is no longer subject to the PILs regime. The Minister of Finance is required by statute to make payments to the OEFC equal to the amount of provincial tax payable by Hydro One Inc. under the Taxation Act, 2007.

OPG, Hydro One and municipal electricity utilities also make payments in lieu of additional municipal and school taxes to the OEFC. The Gross Revenue Charge (GRC) portion payable to OEFC is also recorded under electricity PILs.

Effective January 1, 2001, the existing property taxes and water rental charges paid by hydro-electric generating station owners and water power leaseholders were replaced with taxes and charges on the gross revenues of hydro-electric generating stations.

The Property Tax component payable to the OEFC is included as PILs on consolidation to the Province and the Property Tax component payable to the Province is reported under Taxation revenue. The Water Rental component of the GRC is included under Other Revenue – Royalties.

The federal government remits to the province 35 per cent of the net taxes that it collects with respect to preferred share dividends paid by corporations with operations in Ontario.

The Estate Administration Tax is payable by the estate of a deceased person on the issuance of a certificate of appointment of an estate trustee by an Ontario court. The amount of tax is equal to $5 for each $1,000, or part thereof, of the first $50,000 of the value of the estate and $15 for each $1,000, or part thereof, of the value of the estate exceeding $50,000. If the value of the estate does not exceed $1,000, the estate is exempt from this tax.

Provincial Land Tax is levied on land in areas without municipal organization at the rates prescribed by regulation. The rate that applies depends on which property class the land is classified and whether the land is in a locality as defined by the Assessment Act.

Ontario levies a mining tax on profits in excess of $500,000 derived from the extraction of mineral substances raised and sold by operators of Ontario mines. The $500,000 annual deduction must be shared by associated corporations. The tax rate on taxable profit subject to mining tax is 10% for non-remote mines and 5% for remote mines. A mining tax exemption on up to $10 million of profit during an exempt period is available for each new mine. The exempt period for a new non-remote mine is three years and the exempt period for a new remote mine is 10 years. The mining tax exemption is also available for a major expansion of an existing non-remote mine. Mining tax does not apply to diamond mining. Diamonds are subject to a royalty on the value of a diamond mine’s output. The royalty rate is the lesser of 13% and the amount calculated on the value of output according to a graduated rate scale

The Race Tracks Tax is levied at the rate of 0.5% on all wagers made in Ontario, and is collected and remitted to the Province by track operators.

The Mining Land Tax (previously called the Acreage Tax) is a tax levied on patented mining rights at a rate of 50 cents per acre per year with a minimum payment of $1 in organized municipalities and $4 in unorganized municipalities

The introduction of the Ontario Health Premium (OHP) has helped to ensure the government’s ability to make much needed investments in the province’s health care system. Every penny of the OHP goes toward improving Ontario’s health services. In 2017-18, OHP revenue increased by $97 million to $3,672 million, up from $3,575 million in 2016-17. During the same period, expenses in the health sector increased by $2,952 million to $58,921 million, up from $55,969 million in 2016-17.

Ontario Health Premium revenue supports expenditures in all areas of the health sector and is not earmarked by program area. In 2017-18, revenue from the health premium was $3,672 million, or 6.2 per cent of the $58,921 million in total expenses for the health sector. This compares to $3,575 million or 6.4 per    cent of $55,969 million in 2016-17. Below is a table that shows an example of how the health premium revenue supports major investments in the health care sector and also the level of support each sector would receive if the percentage shares in 2016-17 and 2017-18 were allocated proportionately across each expense area.

Example of How the Health Premium Supports Investments in the

Health Care Sector: OHP Revenue as a Share of Total Health

Expenditures Applied Proportionately Across Expense Areas

($ Millions)	2017-18 6.2%	2016-17 6.4%
Hospitals	1,137	1,070
OHIP	926	882
Home Care, Community and Mental Health Services	334	335
Long–Term Care Homes	260	257
Ontario Drug Programs	267	246
Public Health, Health Promotion and Other	748	785

Total	3,672	3,575

The Ontario Health Premium is paid by individuals resident in Ontario on the last day of the taxation year. An individual’s Ontario Health Premium liability is: $0 for taxable income of up to $20,000; 6% of taxable income over $20,000 for taxable income over $20,000 up to $25,000; $300 for taxable income over $25,000 up to $36,000; $300 plus 6% of taxable income over $36,000 for taxable income over $36,000 up to $38,500; $450 for taxable income over $38,500 up to $48,000; $450 plus 25% of taxable income over $48,000 for taxable income over $48,000 up to $48,600; $600 for taxable income over $48,600 up to $72,000; $600 plus 25% of taxable income over $72,000 for taxable income over $72,000 up to $72,600; $750 for taxable income over $72,600 up to $200,000; $750 plus 25% of taxable income over $200,000 for taxable income over $200,000 up to $200,600; and $900 for taxable income over $200,600.

Revenue – Non-tax

For the year ended March 31, 2018

	2018	2017
	$	$
GOVERNMENT OF CANADA
Canada Health Transfer	14,359,348,000	13,910,300,000
Canada Social Transfer	5,314,120,000	5,145,950,000
Equalization	1,423,627,000	2,304,190,000
Infrastructure Programs	1,065,061,900	731,643,077
Labour Market Development Agreement	672,330,348	677,836,833
Social Housing Agreement	418,997,189	440,855,680
Direct Transfers to Hospitals, School Boards and Colleges	313,971,465	285,110,466
Indian Welfare Services Agreement	274,450,254	277,349,806
Job Fund Agreement	234,053,068	211,364,628
Early Learning and Child Care Agreement	121,881,430	—
Home and Community Care And Mental Health and Addictions Services Funding	115,605,084	—
Bilingualism Development	84,746,914	87,737,829
Legal Aid – Criminal	64,105,873	59,212,989
Labour Market Agreement for Persons with Disabilities	62,526,225	76,411,477
Growing Forward 2	57,793,695	48,737,499
Youth Criminal Justice Act	52,372,438	51,923,050
Student Assistance	25,192,537	25,314,242
Immigration Holds Agreement	12,608,980	13,722,551
Targeted Initiative for Older Workers	(149,177)	7,810,043
Bridge Training Program	—	3,000,000
Other	187,570,108	185,485,269

TOTAL GOVERNMENT OF CANADA	24,860,213,331	24,543,955,439

The Canada Health Transfer (CHT) is a federal block transfer that supports health care spending in the provinces and territories. Beginning in 2014-15, the CHT has been allocated to provinces and territories on an equal per capita basis. To receive CHT transfers, provinces and territories must comply with the principles of the Canada Health Act.

The Canada Social Transfer (CST) is a federal block transfer that supports provincial and territorial expenditures on post-secondary education, social assistance and social services, including early childhood development, and early learning and child care services. Beginning in 2007-08, the CST has been allocated to provinces and territories on an equal per capita basis. To receive CST transfers, provinces and territories cannot impose residency requirements in determining eligibility for social assistance to Canadian citizens, permanent residents, persons with a temporary resident permit, and refugee claimants waiting to receive permanent resident status.

Equalization is the federal government’s transfer program for addressing fiscal disparities among provinces. The Equalization program aims to ensure that provincial governments have sufficient revenues to provide reasonably comparable levels of public services at reasonably comparable levels of taxation. Equalization payments are unconditional – receiving provinces are free to spend the funds according to their own priorities.

Infrastructure funding to Ontario is provided through the Post-Secondary Institutions Strategic Investment Fund, Public Transit Infrastructure Fund, the agreement for Investment in Affordable Housing, the Building Canada Fund and other agreements. These agreements support the construction, renewal, improvement and expansion of the Province’s physical capital, including roads, bridges, public transit and water systems.

The Labour Market Development Agreement (LMDA) provides for the transfer to Ontario of labour market development programs and services previously run by the federal government. LMDA funding supports Ontario’s skills and employment training programs, particularly for those who are eligible for Employment Insurance (EI) benefits. The LMDA is funded under the legislative authority of Part II of the Employment Insurance Act.

Social Housing Agreement reimbursements are the federal portion of the cost of subsidizing low rental housing programs. The Province receives funding from the Canada Mortgage and Housing Corporation (CMHC) to administer social housing in Ontario.

Direct Transfers to Hospitals, School Boards and Colleges (BPS Organizations) represent various federal government funding to BPS Organizations for research, long term and complex hospital care for veterans, enhanced community care for Northern Ontario, Language Instruction for Newcomers to Canada (LINC), Employment Assistance, and post-secondary education programs.

The Memorandum of Agreement Respecting Welfare Programs for Indians (Indian Welfare Services Agreement) is a bilateral (Ontario-Canada) cost-sharing agreement under which Canada reimburses Ontario for a portion of expenditures incurred providing eligible social services to status First Nation individuals living on reserve. The Agreement recognizes a shared Ontario-Canada commitment to make available to status First Nation individuals living on reserve and to those who have moved off reserve for up to one year, the social services programs available to the population of the province not living on reserve. The Agreement outlines a formula to determine Canada’s financial contribution for services in the four program areas, outlined in the Agreement that are provided and funded by Ontario: child protection and child welfare prevention, child care, financial/employment assistance (Ontario Works) and homemakers and nurses services.

The Canada-Ontario Job Fund Agreement (JFA) provides funding for labour market programs and services that focus on skills development for unemployed individuals who are not Employment Insurance clients and employed individuals who require further training such as those who do not have a high school diploma or recognized certification, or who have low levels of literacy and essential skills. The JFA also makes provisions for the support of employer-sponsored training for certain eligible training costs provided by an eligible third-party institution. On April 1, 2014, the JFA replaced the Canada-Ontario Labour Market Agreement (LMA).

Through the Canada-Ontario Early Learning and Child Care Agreement, the federal government provides contributions to Ontario to further improve Ontario’s early learning and child care system.

Through the federal Budget Implementation Act, 2017, No. 1, the federal government agreed to provide a contribution to Ontario for the purposes of assisting the Province to improve access to home and community care and mental health and addictions services, provided certain conditions had been met. Canada and Ontario and other provinces and territories agreed to a Common Statement of Principles on Shared Health Priorities that guides this funding. This Common Statement of Principles is also expected to inform future bilateral agreements which are required for Ontario to receive funding out to 2026-27.

Bilingualism Development reimbursements are the federal government’s portion of the cost of providing services in both official languages and of providing adequate educational facilities for teaching the second official language. The federal government also contributes to Ontario’s initiatives in French-language schools, such as the establishment of administrative structures in new French-language school boards, and initiatives designed to improve the achievements of French-language students.

Under the Labour Market Agreement for Persons with Disabilities (LMAPD), the federal government provides contributions to Ontario to support measures to enhance the employability of persons with disabilities, and increase the employment opportunities available to them by addressing employer needs and encouraging employers to remove barriers faced by persons with disabilities.

Legal Aid payments are the federal government’s contribution to assist in providing legal aid services to economically disadvantaged people in serious criminal matters and proceedings under the Youth Criminal Justice Act. They also help ensure that certain minimum standards of legal aid are maintained in accordance with the Agreement Respecting Legal Aid in Criminal Law, the Youth Criminal Justice Act and immigration and refugee matters.

Youth justice transfer payment programs are ongoing, and mandated under the Youth Criminal Justice Act. The federal government cost-shares a portion of the Youth Justice Services expenditures.

Growing Forward 2 is a federal-provincial initiative that encourages innovation, competitiveness and market development in Canada’s agri-food and agri-products sector. In Ontario, Growing Forward 2 offers resources, tools and cost-shared funding assistance to eligible producers, processors, organizations and collaborations to grow their profits, expand markets and manage shared risks.

Student Assistance includes Canada Study Grants and the administration of Canada Student Loans. Canada Study Grants are provided to students with dependants, high-need part-time students, students with disabilities, and women in doctoral studies.

The Immigration Holds Agreement represents reimbursement by the federal government for the cost of detaining people awaiting an immigration examination, inquiry or removal.

The Targeted Initiative for Older Workers (TIOW) is a federal-provincial cost-shared program that helps unemployed workers aged 55 to 64. TIOW is available in communities of fewer than 250,000 people that have high unemployment or rely to a large extent on single industries. The initiative helps older workers find programs and services that increase their ability to find work, reintegrate back into employment and ensure that they remain active and productive workers while their communities undergo adjustment.

Federal government funding for the Ontario Bridge Training Program supports programs for skilled immigrants who are facing barriers to workforce integration and retention in the Ontario labour market. Other payments from the federal government included, among others:

a)

Funding to support sector-specific services covered under different agreements, such as the First Nation Policing Agreement, Biology Casework Analysis Contribution Program Agreement for DNA testing, Veteran Priority Access Beds Agreement, Firearms Control Agreement, Penitentiary Placement Agreement, and Canadian Family Justice Fund for family law services;

b)	Annual subsidies under the Constitution Act, 1907;

c)	Interest on the Common School Fund.

FEES, DONATIONS AND OTHER REVENUES FROM HOSPITALS, SCHOOL BOARDS AND COLLEGES (BPS)	2018 $	2017 $
Hospitals	4,081,365,892	4,070,845,194
School Boards	1,453,126,950	1,389,254,467
Colleges	2,774,246,975	2,497,409,330

TOTAL FEES, DONATIONS AND OTHER REVENUES FROM HOSPITALS, SCHOOL BOARDS AND COLLEGES (BPS)	8,308,739,817	7,957,508,991

Fees, Donations and Other Revenues from Hospitals, School Boards and Colleges (BPS Organizations) represent third-party revenues that BPS Organizations received from the public such as patient fees, tuition fees, ancillary services, donations and other revenues from non-provincial sources.

	2018	2017
INCOME FROM GOVERNMENT ENTERPRISES	$	$
Ontario Lottery and Gaming Corporation	2,487,337,000	2,358,450,000
Liquor Control Board of Ontario	2,206,524,000	2,349,118,000
Hydro One Limited	372,245,400	499,674,000
Ontario Power Generation Incorporated	1,092,000,000	342,000,000
Brampton Distribution Holdco. Incorporated	—	18,000,000
Ontario Cannabis Retail Corporation	(6,124,071)	—

TOTAL INCOME FROM GOVERNMENT ENTERPRISES	6,151,982,329	5,567,242,000

Source: Ontario Ministry of Finance

Income from Government Enterprises represents amounts received by the Province from government business enterprises.

The Ontario Lottery and Gaming Corporation (OLG) conducts and manages gaming on behalf of the Province of Ontario, including: lottery, casinos, electronic bingo, and internet gaming. OLG continues to integrate horse racing into its gaming strategy, including administration of ongoing funding.

Private service providers are taking over daily operations of OLG casinos in order to optimize revenue and increase operational efficiencies. These providers will fund capital investments necessary to provide enhanced gaming and entertainment experiences for customers. This will help grow OLG revenues to pay for important public services such as healthcare and education.

Liquor Control Board of Ontario (LCBO) profits are generated from the sale of beer, wine, coolers, and spirits.

Hydro One Incorporated (now a subsidiary of Hydro One Limited) and Ontario Power Generation Incorporated (OPG) were created as part of the restructuring of the former Ontario Hydro. The Province’s proportional share of net income from Hydro One Limited (and previously Hydro One Inc.) and the net income from OPG are consolidated in the Province’s finances. OPG revenue is derived primarily from the sale of electricity from its generating stations. Hydro One revenue is derived primarily from the transmission and distribution of electricity.

Prior to February 28, 2017, Brampton Distribution Holdco Incorporated revenue was derived primarily from its 100% interest in Hydro One Brampton Networks Inc., an electricity distribution company. On February 28, 2017, the Province sold Hydro One Brampton Networks Inc. to Alectra Utilities. Following the sale, Brampton Distribution Holdco Incorporated was no longer treated as a government business enterprise. On March 29, 2018, Brampton Distribution Holdco Incorporated was dissolved.

The Ontario Cannabis Retail Corporation, operating as the Ontario Cannabis Store (OCS), will be responsible for the online sales of recreational cannabis when recreational cannabis becomes legal on October 17, 2018. Costs were incurred by the OCS in 2017-2018.

	2018 $	2017 $
OTHER REVENUE
Sales and Rentals	2,426,037,121	1,999,499,365

Fees, Licences and Permits:
Vehicle and Driver Registration Fees	1,912,262,158	1,726,641,586
Other fees and licences:
Local registrars	58,713,103	56,912,039
Personal Property Security Act	58,997,796	50,667,456
Drive Clean	2,854,162	14,632,857
Companies – Incorporations	25,153,921	25,917,039
Gaming Revenues	16,004,688	15,624,513
Other	657,520,474	598,848,019

Total Fees, Licences and Permits	2,731,506,302	2,489,243,509

Royalties:
Gross Revenue Charge – Water Rental Component	122,819,822	118,167,941
Teranet – Polaris Royalties	46,737,937	33,004,877
Crown Charges – Forestry	48,305,526	42,271,613
Other	72,308,486	78,350,889

Total Royalties	290,171,771	271,795,320

Recovery of Prior Years’ Expenditures	1,204,476,874	523,351,657

Reimbursement of Expenditures	862,257,797	987,914,385

Fines and Penalties	61,047,046	66,755,851

Carbon Allowance Proceeds	2,401,020,129	—

Miscellaneous:
Electricity Debt Retirement Charge	593,000,000	621,000,000
Power Supply Contract Recoveries	185,000,000	838,000,000
Net Reduction of Power Purchase Contracts	74,000,000	129,000,000
Independent Electricity System Operator Revenue	209,953,689	210,999,354
Other	512,082,331	182,154,373

Total Miscellaneous	1,574,036,020	1,981,153,727

TOTAL OTHER REVENUE	11,550,553,060	8,319,713,814

Source: Ontario Ministry of Finance

Sales and Rentals includes proceeds from the disposal of real property, supplies and equipment, rental of real property, leasing of Crown land and sales of goods and services provided by Provincial institutions.

Vehicle and Driver Registration fees include vehicle registration, carrier, and driver fees. Vehicle registration fees are for the authorization to operate a motor vehicle on a public road. For commercial vehicles the current fee ranges from $265.25-$4,693.00. Current fees for passenger vehicles and light commercial vehicles weighing 3,000 kilograms or less used for personal purposes are $120.00 per year in Southern Ontario and $60.00 per year in Northern Ontario. Fees for motorcycles and mopeds are $42 and $12 per year respectively in Southern Ontario and $21 and $12 per year respectively in Northern Ontario. Driver fees consist primarily of driver license renewals.

The registrar’s fees consist of fees collected by the Ontario Court (General Division) in estates matters as set by O.Reg. 393/90 made under the Administration of Justice Act and the issuing, signing and filing fees for court related documents in civil matters.

Personal Property registration service fees are remittances for the registration and searches of personal property pledged as collateral to secure a loan. The fees are collected at the time of registration or search.

The modernized Drive Clean program was implemented effective January 1st 2013. Fees for the program were chargeable to the public for vehicle emissions testing, known as a “Drive Clean Emissions test.” As announced in the 2016 Ontario budget, the $30 emissions test fee for initial tests on light duty vehicles for registration renewal purposes was eliminated as of April 1, 2017 to make everyday life easier for Ontarians.

Companies’ service fees are remittances for registration, searches and certificates pertaining to incorporations, limited partnerships and business names. The fees are collected at the time of registration or search.

Gaming-related fees collected by the Alcohol and Gaming Commission of Ontario include fees for registering commercial suppliers and gaming employees of charitable gaming events, casinos, charity casinos and slot machine facilities. Also included are fees for issuing licences to conduct and manage lottery schemes such as raffles.

Effective January 1, 2001, persons who by virtue of an agreement, lease or other writing are entitled to occupy public lands are required to pay a water rental charge calculated at a rate of 9.5 % on gross revenues from the annual generation from hydro-electric-generating stations. This is the Gross Revenue Charge – Water Rental component referenced on page 6.

Crown Charges – Timber royalties are remittances for the harvesting of Crown timber on Crown land or when timber rights are reserved to the Crown on patent land. Crown charges are typically charged on a per cubic metre basis related to the tree species, end products produced and harvest volume. A base price per cubic metre, adjusted annually, is established as a minimum price. The minimum price for most harvested timber during 2017-2018 was set at $4.54, or $0.60 or zero (for bioproducts only) per cubic metre depending on the tree species and commodity group. The $0.60 per cubic metre reflects the rate for several underutilized species and the economic volatility in the forest industry. A residual value price, based on a percentage of the difference between the cost of manufacturing and the selling price of the forest product, is also assessed. This component based on commodity market prices is adjusted monthly and varied from $0.00 to $23.35 per cubic metre.

Beginning in 2006, funds for the Forest Resource Inventory (FRI) have been collected through the stumpage system. In 2017-2018 the FRI rate was set at either $2.50 or $0.60, depending on species group and end-use, and set aside in the Forestry Futures Trust fund account for FRI expenses until a $10 million balance in the FRI account was achieved. After reaching the $10 million level, the FRI charge is set to zero1. The FRI collection results in no net effect to the forest industry with respect to stumpage charges, as the minimum price is reduced an equivalent amount to FRI charges, while FRI charges are being collected.

Teranet – Polaris Royalties - The Province completed the sale of its 50% ownership in Teranet in 2003-04. As part of this transaction, the Province agreed to suspend royalties from Teranet for a period of 13.67 years to March 31, 2017 in exchange for a lump sum payment of $205 million. The Province amortized the $205 million to revenue over the years until its completion in 2016-17.

In 2010-11 the Province negotiated an extension to the original Teranet agreement, resulting in a 50 year extension beyond the original amortization schedule. $1 billion in cash was received from Teranet in 2010-11 for it to retain exclusive rights related to the operation of the electronic land registration system. This amount is represented as deferred royalties to be amortized over a 56 year period from fiscal 2011-12 to 2066-67. The annual amortization for the extension is $18 million.

1	The only exception to this rule is bioproducts sector, for which FRI is collected at the rate of $0.59/m3 throughout the fiscal year.

As negotiated in the extension agreement between Teranet and the Province, effective for the period starting from April 1, 2017, Teranet resumed making royalty payments to the Province. The royalty payment is based on a percentage of various eligible Teranet revenues and will be paid quarterly. The royalty stream is to be in place until the end of Teranet’s exclusive licence term in 2067.

In 2017-18, the Province reported a total of $46.7 million in royalty revenue from Teranet.

Recovery of Prior Years’ Expenditures represents monies recovered subsequent to the fiscal yearend in which the related expenditures were made. These receipts represent amounts, which, except for the timing of the recovery, would have been classified as expenditure refunds.

Reimbursements of expenditures are repayments of expenses incurred by the government under formal agreement, understanding or arrangement that the expenses will be recovered in whole or in part.

Fines and Penalties are remittances for infractions of laws, regulations and rules.

The Debt Retirement Charge (DRC) was eliminated as of April 1, 2018. The DRC was paid by electricity consumers based on consumption of electricity. The Electricity Act, 1998, allowed for the DRC to be in place until the residual stranded debt was retired. Residual stranded debt originated from the restructuring of the old Ontario Hydro and restructuring of the electricity sector. The Electricity Act, 1998 was amended by the Budget Measures Act, 2015 to provide for a legislated fixed end-date for the DRC of March 31, 2018 and was no longer linked to the residual stranded debt. Therefore, as part of the legislative amendments, and, effective December 10, 2015, the “residual stranded debt” concept and requirements, including the requirement to determine the residual stranded debt from time-to-time, were removed from the Electricity Act. Ontario removed the Debt Retirement Charge (DRC) from residential electricity users’ bills as of January 1, 2016 and eliminated the DRC for commercial, institutional, industrial and other users as of April 1, 2018.

Revenues under “Power Supply Contract Recoveries” arise from the reselling of power and recovery from electricity consumers of the cost of power supply agreements of the Ontario Electricity Financial Corporation (OEFC), the legal continuation of the former Ontario Hydro.

Power purchase contracts were entered into by the former Ontario Hydro with non-utility generators (NUGs) located in Ontario. As the legal continuation of Ontario Hydro, as of April 1, 1999, the OEFC is the counterparty to these contracts. The contracts provide for the purchase of power at prices that were expected to be in excess of market prices. Accordingly, a power purchase contract liability was recorded on a discounted cash-flow basis. Under legislated reforms to the electricity market, OEFC began receiving actual contract prices for power from ratepayers, effective January 1, 2005, and no longer incurs losses on these power purchase contracts. At that time, the decision was made to amortize the liability to revenue over the period when most existing electricity contracts expire with the liability fully eliminated in fiscal 2021–22.

The Reduction of Power Purchase Contracts represents the effective elimination over time of the power purchase contract liability. The amount of change reflects the deduction for estimated in-year losses used to calculate the liability prior to the legislated reforms to the electricity market that effectively eliminated over time the power purchase liability.

The Independent Electricity System Operator (IESO) was established by the Electricity Act, 1998. It operates independently as a non-profit corporation without share capital. Licensed by the Ontario Energy Board (OEB), it reports to the legislature through the Ministry of Energy, Northern Development and Mines. The IESO directs the operation and maintains the reliability of the province’s power system. The IESO balances demand for electricity against available supply through the wholesale market and directs the flow of electricity across the transmission system. IESO’s revenue is derived primarily from OEB-approved fees for each megawatt of electricity withdrawn from the IESO-controlled grid. Pursuant to amendments to the Electricity Act, 1998, as part of the Building Opportunity and Securing Our Future Act, 2014, the Ontario Power Authority – created to ensure adequate long term supply of electricity – and the IESO amalgamated into a new entity also called the IESO, effective January 1, 2015. The new amalgamated entity continues to fulfill the mandates of both predecessor organizations.

	2018	2017
	$	$
TOTAL REVENUES	150,594,084,480	140,734,174,324

PUBLIC DEBT

Publicly Held Debt Summary

Publicly held debt is debt issued to the general public. As at March 31, 2018, the total publicly held debt issued was $337,227 million, $276,960 million of which was issued in Canadian dollars (includes $17,527 million of treasury bills), $41,575 million in U.S. dollars (includes $3,865 million in U.S. commercial paper), $13,554 million in euros, $2,207 million in Swiss francs and $2,931 million in other currencies.

From April 1, 2018 through December 14, 2018, the Province announced public offerings of bonds and notes totaling approximately CAD 27.2 billion, of which CAD 26.8 billion were for provincial purposes and CAD 0.4 billion was debt incurred for the OEFC. The tables below provide a summary of the publicly held debt issued by the Province from April 1, 2018 through December 14, 2018.

Debt Issuances Since 2017-18 Fiscal Year End

(from April 1, 2018 to December 14, 2018)

DEBT ISSUED BY THE PROVINCE FOR PROVINCIAL PURPOSES

Series	Date of Issue	Date of Maturity	Interest Rate	Funds	Principal	References
			%		(in millions)
DMTN238	April 6, 2018	June 2, 2028	2.900	Canadian$	750.0	(2) (4)
DMTN238	April 12, 2018	June 2, 2028	2.900	Canadian$	750.0	(2) (4)
ADI6	April 12, 2018	October 12, 2028	3.200	AUD	50.0	(2) (5)
DMTN236	April 13, 2018	June 2, 2049	2.900	Canadian$	381.0	(2) (6)
EMTN116	April 17, 2018	April 17, 2025	0.625	EUR	1,500.0	(3) (7)
DMTN238	April 23, 2018	June 2, 2028	2.900	Canadian$	1,350.0	(2) (4)
DMTN237	April 24, 2018	September 8, 2023	2.600	Canadian$	1,500.0	(2) (8)
ADI6	May 2, 2018	October 12, 2028	3.200	AUD	30.0	(2) (5)
DMTN236	May 7, 2018	June 2, 2049	2.900	Canadian$	1,000.0	(2) (6)
DMTN238	May 14, 2018	June 2, 2028	2.900	Canadian$	750.0	(2) (4)
DMTN236	May 18, 2018	June 2, 2049	2.900	Canadian$	600.0	(2) (6)
DMTN236	May 29, 2018	June 2, 2049	2.900	Canadian$	1,000.0	(2) (6)
DMTN236	June 5, 2018	June 2, 2049	2.900	Canadian$	750.0	(2) (6)
OSB2018	June 21, 2018	Various	Various	Canadian$	284.0	(9)
DMTN238	August 20, 2018	June 2, 2028	2.900	Canadian$	1,000.0	(2) (4)
DMTN239	August 21, 2018	August 21, 2023	3 CBA*+5.0	Canadian$	2,650.0	(2) (10)
DMTN236	August 24, 2018	June 2, 2049	2.900	Canadian$	900.0	(2) (6)
DMTN238	September 27, 2018	June 2, 2028	2.900	Canadian$	1,000.0	(2) (4)
DMTN236	October 1, 2018	June 2, 2049	2.900	Canadian$	750.0	(2) (6)
DMTN238	October 3, 2018	June 2, 2028	2.900	Canadian$	1,100.0	(2) (4)
DMTN237	October 4, 2018	September 8, 2023	2.600	Canadian$	1,750.0	(2) (8)
DMTN236	October 5, 2018	June 2, 2049	2.900	Canadian$	750.0	(2) (6)
G80	October 17, 2018	October 17, 2023	3.400	US$	2,500.0	(2) (11)
DMTN236	October 18, 2018	June 2, 2049	2.900	Canadian$	600.0	(2) (6)
DMTN238	October 29, 2018	June 2, 2028	2.900	Canadian$	750.0	(2) (4)
DMTN236	November 23, 2018	June 2, 2049	2.900	Canadian$	1,000.0	(2) (6)
DMTN238	December 5, 2018	June 2, 2028	2.900	Canadian$	1,350.0	(2) (4)

*	3 CBA is 3-month Canadian Bankers’ Acceptance Rate.

References:

(1)	Interest is paid quarterly.
(2)	Interest is paid semi-annually.
(3)	Interest is paid annually.
(4)	DMTN238: During the fiscal year 2018-19, the Series DMTN238 was issued for a total of $8,800 million.
(5)	ADI6: The Province entered into currency exchange agreements that effectively converted 80 million of these Australian dollar obligations to Canadian dollar obligations at an exchange rate of 0.9801.

(6)	DMTN236: During the fiscal year 2018-19, the Series DMTN236 was re-opened, bringing the total issue size to $10,100 million, including $625.5 million for OEFC.
(7)	EMTN116: The Province entered into currency exchange agreements that effectively converted 1,500 million of these Euro obligations to Canadian dollar obligations at an exchange rate of 1.5773.
(8)	DMTN237: During the fiscal year 2018-19, the Series DMTN237 was re-opened, bringing the total issue size to $4,750 million.
(9)

Ontario Savings Bonds Series 2018 were available in various types, maturities and interest rates. This was the 24th issue of provincial savings bonds. The total proceeds from this issue were $284 million.

(10)	DMTN239: During the fiscal year 2018-19, the Series DMTN239 was issued for a total of $2,650 million.
(11)	G80: The Province entered into currency exchange agreements that effectively converted 2,500 million of these US dollar obligations to Canadian dollar obligations at an exchange rate of 1.2917.

DEBT ISSUED BY THE PROVINCE FOR ONTARIO ELECTRICITY FINANCIAL CORPORATION (OEFC)

Series	Date of Issue	Date of Maturity	Interest Rate	Funds	Principal	References
			%		(in millions)
DMTN236	April 13, 2018	June 2, 2049	2.800	Canadian$	419.0	(2) (6)

References:

(2)	Interest is paid semi-annually.
(6)	DMTN236: During the fiscal year 2018-19, the Series DMTN236 was re-opened, bringing the total issue size to $10,100 million, including $625.5 million for OEFC.

Outstanding Debt as at March 31, 2018 Fiscal Year End

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
DEBT ISSUED FOR PROVINCIAL PURPOSES
NON-PUBLIC DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
To Canada Pension Plan Investment Board:
Year ending March 31
2019	1999	CPP	5.81 to 5.84	45,270,000
2020	2000	CPP	5.50 to 6.91	869,889,000
2021	2001	CPP	6.33 to 6.67	609,834,000
2022	2002	CPP	6.22 to 6.47	330,994,000
2024	2004	CPP	5.26 to 5.97	688,007,000
2025	2005	CPP	5.15 to 5.79	1,133,182,000
2026	2006	CPP	4.67 to 5.19	574,612,000
2031	2009	CPP	4.79	43,880,000
2032	2009	CPP	4.75	52,000,000
2036	2006-2014	CPP	3.41 to 4.73	725,953,000
2037	2007	CPP	4.50 to 4.76	351,269,000
2038	2008-2017	CPP	2.64 to 4.68	375,952,000
2039	2009	CPP	4.70 to 5.48	493,439,000
2040	2010-2012	CPP	4.36 to 5.03	1,179,395,000
2041	2011	CPP	4.20 to 4.86	799,613,000
2042	2012	CPP	4.23 to 4.56	954,179,000
2043	2013	CPP	3.36 to 3.62	775,272,000

				10,002,740,000	(3)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
To Ontario Immigrant Investor Corporation:
Year ending March 31
2019	2014	OIIC146-156	2.02 to 2.53	57,095,610
2020	2015	OIIC157-168	1.11 to 2.18	33,734,574
2021	2016	OIIC169-180	1.30 to 1.62	6,992,917
2021	2017	OIIC181	1.40	139,935
2022	2017	OIIC182-188	1.212 to 1.709	1,827,947
2023	2018	OIIC189	2.015	149,819

				99,940,802	(4)

To Canada Mortgage and Housing Corporation:
Year ending March 31
2019	1977-1980	CMHC	7.625 to 15.25	3,541,581
2020	1977-1980	CMHC	7.625 to 15.75	10,558,398
2021	1979-1981	CMHC	9.50 to 15.75	7,455,668
2022	1982	CMHC	9.75 to 15.75	391,919

				21,947,566	(5)

TOTAL NON-PUBLIC DEBT				10,124,628,368

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
May 30, 2018	May 30, 2013	DMTN221	3M CBA + 0.12	775,000,000	(6)
June 2, 2018	August 28, 2003	DMTN79	5.50	605,000,000	(6)
August 28, 2018	August 28, 2013	DMTN222	3M CBA + 0.16	600,800,000	(6)
September 8, 2018	January 15, 2013	DMTN218	2.10	7,628,000,000
December 3, 2018	December 3, 2013	DMTN224	3M CBA + 0.15	937,000,000	(6)
June 2, 2019	April 19, 2004	DMTN105	5.35	100,000,000	(6)
June 2, 2019	April 17, 2009	DMTN195	4.40	7,050,000,000	(6)
August 26, 2019	August 26, 2014	DMTN226	3M CBA + 0.09	1,921,000,000	(6)
September 8, 2019	June 5, 2014	DMTN225	2.10	4,150,000,000
June 2, 2020	February 22, 2005	DMTN140	4.85	562,000,000
June 2, 2020	February 23, 2010	DMTN200	4.20	10,025,000,000
September 4, 2020	September 4, 1998	LY	6.30	15,000,000
March 16, 2021	March 16, 2016	DMTN230	3M CBA + 0.44	1,364,600,000	(6)
June 2, 2021	December 27, 2007	DMTN180	4.50	75,000,000	(6)
June 2, 2021	January 12, 2011	DMTN207	4.00	8,915,000,000
October 27, 2021	October 27, 2016	DMTN233	3M CBA + 0.26	1,200,000,000	(6)
March 8, 2022	August 23, 2016	DMTN232	1.35	5,000,000,000
June 2, 2022	November 8, 2011	DMTN212	3.15	11,771,700,000
June 27, 2022	June 27, 2017	DMTN235	3M CBA + 0.15	1,601,500,000	(6)
July 13, 2022	July 13, 1992	HC	9.50	1,590,438,000
June 2, 2023	November 6, 2012	DMTN215	2.85	9,322,700,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
September 8, 2023	September 8, 1993	HP	8.10	940,570,000
September 8, 2023	July 31, 2007	DMTN177	4.95	75,000,000
September 8, 2023	February 8, 2018	DMTN237	2.60	1,500,000,000
June 2, 2024	November 25, 2013	DMTN223	3.50	10,000,000,000
June 2, 2025	December 20, 1994	JE	9.50	460,000,000
June 2, 2025	January 9, 2015	DMTN227	2.60	12,550,000,000
December 2, 2025	October 5, 1995	JQ	8.50	1,000,000,000
February 6, 2026	February 6, 1996	JY	8.00	12,500,000
June 2, 2026	December 21, 1995	JU	8.00	1,000,000,000
June 2, 2026	February 3, 2016	DMTN229	2.40	7,500,000,000
December 2, 2026	February 13, 1997	KR	8.00	386,500,000
December 2, 2026	January 20, 1999	MH	7.00	124,584,000	(7)
February 3, 2027	August 5, 1997	KN	7.50	58,220,000
February 3, 2027	August 5, 1997	KT	6.95	8,726,000
February 3, 2027	April 1, 1998	KY	7.50	11,549,000
February 3, 2027	December 4, 1998	LA	7.50	5,507,000
February 4, 2027	February 4, 1998	KQ	7.375	990,000
June 2, 2027	February 9, 2017	DMTN234	2.60	7,650,000,000
June 2, 2027	October 17, 1996	KJ	7.60	4,734,700,000
August 25, 2028	February 25, 1998	LQ	6.25	2,020,000
March 8, 2029	January 8, 1998	LK	6.50	4,727,000,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
January 13, 2031	September 8, 1995	JN	9.50	125,000,000
June 2, 2031	March 27, 2000	NF	6.20	3,000,000,000
June 2, 2031	November 25, 2010	DMTN206	5.20	133,300,000
March 8, 2033	February 17, 2003	DMTN61	5.85	4,674,610,000
March 8, 2033	April 29, 2004	DMTN110	5.85	188,000,000
March 8, 2033	July 23, 2004	DMTN116	5.85	100,000,000	(6)
July 13, 2034	September 21, 2005	DMTN157	5.00	47,500,000	(8)
November 3, 2034	November 3, 1994	HY	9.75	248,800,000
January 10, 1995 to January 10, 2035	November 30, 1994	HZ	9.4688	2,315,904	(9)
“	“	JA	9.4688	3,370,329	(9)
“	“	JB	9.4688	8,482,324	(9)
“	“	JC	9.4688	4,764,354	(9)
“	“	JD	9.4688	3,171,134	(9)
January 12, 2035	January 12, 2007	JG	9.50	110,950,000
February 8, 2035	February 8, 1995	JJ	9.875	32,000,000
June 2, 2035	August 25, 2004	DMTN119	5.60	7,338,509,000	(6)
June 2, 2035	January 12, 2005	DMTN133	5.35	150,000,000
June 20, 2036	June 20, 1996	KC	8.25	98,984,000
December 1, 2036	March 8, 2006	DMTN158	2.00 Real Return	2,633,818,241	(10)
June 2, 2037	February 22, 2006	DMTN164	4.70	8,700,000,000
December 2, 2037	February 1, 2005	DMTN138	5.20	100,000,000
June 2, 2038	July 28, 2004	DMTN117	10.00	75,000,000	(11)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
June 20, 2038	September 16, 1996	KG	8.10	120,000,000
July 13, 2038	July 29, 1998	LS	5.75	50,000,000
August 25, 2038	August 17, 1998	LT	6.00	86,500,000
June 2, 2039	January 15, 2008	DMTN182	4.60	9,600,000,000
July 13, 2039	February 2, 1999	MK	5.65	223,858,000
December 2, 2039	February 25, 2000	NE	5.70	1,489,000,000
July 13, 2040	April 18, 2002	DMTN44	6.20	100,000,000
June 2, 2041	June 15, 2010	DMTN204	4.65	11,368,000,000
December 2, 2041	August 15, 2001	DMTN10	6.20	340,000,000
March 8, 2042	December 4, 2001	DMTN29	6.00	41,000,000
June 2, 2042	January 18, 2002	DMTN33	6.00	240,000,000
June 2, 2043	February 24, 2003	DMTN62	5.75	75,000,000
June 2, 2043	January 31, 2012	DMTN214	3.50	11,000,000,000
June 2, 2044	September 13, 2006	DMTN169	4.60	27,000,000
January 10, 2045	May 25, 1995	JL	8.435	35,531,176	(12)
March 1, 2045	March 1, 1995	JK	9.50	150,000,000
June 2, 2045	August 31, 2005	DMTN153	4.50	175,000,000
June 2, 2045	May 10, 2013	DMTN220	3.45	15,525,000,000
June 2, 2046	May 24, 2006	DMTN166	4.85	154,700,000
December 2, 2046	February 2, 2015	DMTN228	2.90	14,550,250,000
June 2, 2047	February 28, 2007	DMTN176	4.50	158,000,000
June 2, 2048	May 6, 2008	DMTN184	4.70	50,000,000
June 2, 2048	June 21, 2016	DMTN231	2.80	12,049,000,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS
June 2, 2049	November 30, 2017	DMTN236	2.90	1,743,500,000
June 2, 2054	July 22, 2008	DMTN185	4.60	40,000,000
June 2, 2062	November 8, 2012	DMTN216	3.25	475,000,000

				225,602,518,462
CPI adjustment to Real Return Swap				(65,266,614)	(10)

				235,537,251,848

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
ONTARIO SAVINGS BONDS
June 21, 2018	June 21, 2011	Annual	3.20	6,439,100
June 21, 2018	June 21, 2011	Compound	3.20	6,182,700
June 21, 2018	June 21, 2013	Annual	Step-up	198,718,000
June 21, 2018	June 21, 2013	Compound	Step-up	76,773,200
June 21, 2018	June 21, 2015	Annual	Variable	2,136,700
June 21, 2018	June 21, 2015	Compound	Variable	2,070,500
June 21, 2018	June 21, 2015	Annual	0.90	2,062,400
June 21, 2018	June 21, 2015	Compound	0.90	1,184,900
June 21, 2019	June 21, 2014	Annual	Step-up	291,525,200
June 21, 2019	June 21, 2014	Compound	Step-up	156,537,900
June 21, 2019	June 21, 2016	Annual	Variable	2,453,400
June 21, 2019	June 21, 2016	Compound	Variable	2,577,600
June 21, 2019	June 21, 2016	Annual	1.00	2,552,400
June 21, 2019	June 21, 2016	Compound	1.00	2,658,700
June 21, 2020	June 21, 2010	Annual	4.25	40,999,000
June 21, 2020	June 21, 2010	Compound	4.25	30,404,800
June 21, 2020	June 21, 2015	Annual	Step-up	22,921,000
June 21, 2020	June 21, 2015	Compound	Step-up	8,841,700
June 21, 2020	June 21, 2017	Annual	Variable	450,900
June 21, 2020	June 21, 2017	Compound	Variable	3,472,000
June 21, 2020	June 21, 2017	Annual	1.00	3,399,900
June 21, 2020	June 21, 2017	Compound	1.00	2,336,900
June 21, 2021	June 21, 2011	Annual	3.80	11,361,500
June 21, 2021	June 21, 2011	Compound	3.80	12,824,100

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
ONTARIO SAVINGS BONDS (Cont’d)
June 21, 2021	June 21, 2016	Annual	Step-up	17,064,000
June 21, 2021	June 21, 2016	Compound	Step-up	8,887,100
June 21, 2022	June 21, 2012	Anual	2.80	3,843,600
June 21, 2022	June 21, 2012	Compound	2.80	5,025,100
June 21, 2022	June 21, 2017	Anual	Step-up	18,678,500
June 21, 2022	June 21, 2017	Compound	Step-up	9,963,300
June 21, 2023	June 21, 2013	Anual	3.10	10,496,100
June 21, 2023	June 21, 2013	Compound	3.10	7,061,200
June 21, 2024	June 21, 2014	Anual	3.10	18,914,400
June 21, 2024	June 21, 2014	Compound	3.10	9,424,100
June 21, 2025	June 21, 2015	Anual	2.35	3,941,600
June 21, 2025	June 21, 2015	Compound	2.35	2,912,500
June 21, 2026	June 21, 2016	Anual	2.20	4,725,100
June 21, 2026	June 21, 2016	Compound	2.20	6,355,800
June 21, 2027	June 21, 2017	Anual	2.15	4,014,900
June 21, 2027	June 21, 2017	Compound	2.15	2,823,800

Active Series				1,025,015,600	(13)
Matured Series				55,526,800	(14)

TOTAL ONTARIO SAVINGS BONDS				1,080,542,400

TOTAL PAYABLE IN CANADA IN CANADIAN DOLLARS				236,617,794,248

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS
October 9, 2018	October 9, 2014	G68	1.75	500,000,000
January 27, 2023	January 29, 2016	G72	1.95	1,550,000,000
February 7, 2024	February 7, 1994	HS	7.50	1,106,700,000
February 5, 2025	February 5, 2018	G77	2.65	1,000,000,000
TOTAL PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS				4,156,700,000

PAYABLE IN EUROPE IN CANADIAN DOLLARS
July 13, 2034	July 13, 1994	EMTN5	9.40
TOTAL PAYABLE IN EUROPE IN CANADIAN DOLLARS				300,000,000

Foreign Currency Debt					(15)
PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS
September 29, 2020	September 29, 2010	ADI2	6.25	500,000,000
August 22, 2024	August 22, 2014	ADI3	4.25	350,000,000
August 26, 2025	February 26, 2015	ADI4	3.10	365,000,000
January 27, 2027	January 27, 2017	ADI5	3.50	315,000,000

TOTAL PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS				1,530,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.99432				1,521,310,720	(15a)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN EUROPE IN EURO
April 23, 2019	April 23, 2009	EMTN97	4.75	1,500,000,000
December 3, 2019	December 3, 2009	EMTN100	4.00	1,750,000,000
September 28, 2020	September 28, 2010	EMTN107	3.00	1,250,000,000
May 21, 2024	May 21, 2014	EMTN110	1.875	1,750,000,000
June 14, 2024	June 14, 2017	EMTN114	0.375	1,500,000,000
January 21, 2025	January 21, 2015	EMTN111	0.875	1,250,000,000
January 28, 2041	January 29, 2016	EMTN112	1.82	52,000,000

TOTAL PAYABLE IN EUROPE IN EURO				9,052,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.49735				13,554,039,349	(15b)

PAYABLE IN EUROPE IN POUND STERLING
November 10, 2020	May 10, 2017	EMTN113	3M GBP LIBOR+0.09	500,000,000

TOTAL PAYABLE IN EUROPE IN POUND STERLING				500,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.76510				882,550,000	(15c)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN JAPAN IN JAPANESE YEN
August 8, 2018	August 8, 2008	YL016	1.675	8,000,000,000

TOTAL PAYABLE IN JAPAN IN JAPANESE YEN				8,000,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.009444				75,550,891	(15d)

PAYABLE IN EUROPE IN JAPANESE YEN
June 8, 2018	June 7, 2008	EMTN105	1.65	36,900,000,000

TOTAL PAYABLE IN EUROPE IN JAPANESE YEN				36,900,000,000	(15d)

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.012229				451,236,685

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN EUROPE IN SWISS FRANCS
July 30, 2018	July 30, 2008	EMTN82	3.75	225,000,000
July 30, 2018	August 14, 2009	PY	2.525	100,000,000
December 14, 2018	August 14, 2009	PZ	2.59	100,000,000
April 29, 2019	April 29, 2009	EMTN95	3.375	225,000,000
December 4, 2019	December 4, 2009	EMTN99	2.50	275,000,000
May 7, 2020	May 7, 2010	EMTN101	2.375	400,000,000
June 29, 2029	June 28, 2017	EMTN115	0.25	400,000,000

TOTAL PAYABLE IN EUROPE IN SWISS FRANCS				1,725,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.18361				2,041,727,446	(15e	)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS
July 16, 2018	July 14, 2011	G55	3.00	1,000,000,000
September 27, 2018	September 27, 2013	G63	2.00	1,750,000,000
January 18, 2019	January 21, 2016	G71	1.625	2,500,000,000
January 30, 2019	January 30, 2014	G65	2.00	2,000,000,000
June 17, 2019	June 17, 2016	G73	1.25	1,750,000,000
September 27, 2019	September 27, 2012	G59	1.65	1,250,000,000
October 7, 2019	October 7, 2009	G44	4.00	2,000,000,000
April 14, 2020	April 14, 2010	G48	4.40	2,000,000,000
May 21, 2020	May 21, 2015	G70	1.875	2,000,000,000
February 12, 2021	February 12, 2018	G78	2.55	3,000,000,000
September 10, 2021	September 11, 2014	G67	2.50	2,000,000,000
February 8, 2022	February 8, 2017	G74	2.40	2,500,000,000
May 18, 2022	May 18, 2017	G76	2.25	2,000,000,000
June 29 2022	June 29, 2012	G58	2.45	1,000,000,000
October 3, 2022	October 3, 2017	G75	2.20	2,000,000,000
May 16, 2024	May 16, 2014	G66	3.20	1,250,000,000
April 27, 2026	April 27, 2016	G69	2.50	1,000,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS				31,000,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.21405				37,635,640,250	(15f)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
%	$
PUBLICLY HELD DEBT (Cont’d)
TOTAL BONDS	297,236,549,589
UNAMORTIZED FOREIGN EXCHANGE GAINS/ (LOSSES)	(58,992,184)

TOTAL BONDS NET OF UNAMORTIZED FOREIGN EXCHANGE GAIN/(LOSS)	297,177,557,405
TREASURY BILLS	17,315,570,000

U.S. COMMERCIAL PAPER (in U.S. Dollars)	3,034,400,000	(16)

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.27373	3,865,009,549

TOTAL PUBLICLY HELD DEBT	318,358,136,954

TOTAL NON-PUBLIC AND PUBLIC DEBT	328,482,765,322

SCHOOL BOARD TRUST DEBT
Year ending March 31
2034	2004	5.90	891,000,000
Less: Sinking Fund	(260,896,274)

630,103,726	(17)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
%	$
PUBLICLY HELD DEBT (Cont’d)
TOTAL DEBT ISSUED FOR PROVINCIAL PURPOSES	329,112,869,048

CONSOLIDATION ADJUSTMENTS – OTHER GOVERNMENT ORGANIZATIONS
NON-PUBLIC DEBT ISSUED BY AGENCIES:
Ontario Mortgage and Housing Corporation	194,867,672
Ontario Immigrant Investor Corporation	353,104,000	(4)
PUBLIC DEBT ISSUED BY AGENCIES:
Infrastructure Ontario	300,000,000
Niagara Parks Commission	20,410,914
ORNGE	265,129,926
Ottawa Convention Centre	1,532,801
ONTARIO SECURITIES HELD BY AGENCIES:
Bonds	(328,086,802)
Treasury Bills	(443,389,476)

TOTAL CONSOLIDATION ADJUSTMENTS	363,569,035	(18)

TOTAL PROVINCIAL PURPOSE DEBT AFTER CONSOLIDATION ADJUSTMENTS	329,476,438,083

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
DEBT ISSUED FOR ONTARIO ELECTRICITY FINANCIAL CORPORATION (OEFC)
NON-PUBLIC DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
Canada Pension Plan Investment Board:
2021	2001	CPP	6.08	19,375,000
2022	2002	CPP	6.17 to 6.29	172,961,000
2023	2003	CPP	6.16	38,130,000

TOTAL NON-PUBLIC DEBT				230,466,000	(3)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
June 2, 2018	June 6, 2005	DMTN79	5.50	110,000,000
September 8, 2018	July 22, 2013	DMTN218	2.10	372,000,000
June 2, 2019	April 27, 2009	DMTN195	4.40	800,000,000
September 9, 2019	June 5, 2014	DMTN225	2.10	100,000,000
June 2, 2020	February 22, 2005	DMTN140	4.85	29,000,000
June 2, 2020	April 22, 2010	DMTN200	4.20	775,000,000
June 2, 2021	April 15, 2011	DMTN207	4.00	85,000,000
June 2, 2022	May 3, 2012	DMTN212	3.15	478,300,000
June 2, 2023	November 6, 2012	DMTN215	2.85	2,777,300,000
September 8, 2023	November 29, 2004	HP	8.10	50,000,000
June 2, 2024	November 25, 2013	DMTN223	3.50	1,550,000,000
June 2, 2025	January 9, 2015	DMTN227	2.60	1,050,000,000
June 2, 2027	February 11, 2000	KJ	7.60	100,500,000
August 25, 2028	April 13, 1999	LQ	6.25	78,600,000
December 1, 2036	October 4, 2005	DMTN158	2.00 Real Return	859,922,000	(10)
June 2, 2037	September 1, 2006	DMTN164	4.70	400,000,000
June 2, 2039	July 10, 2009	DMTN182	4.60	100,000,000
June 2, 2041	March 9, 2011	DMTN204	4.65	282,000,000
June 2, 2043	May 15, 2012	DMTN214	3.50	200,000,000
June 2, 2045	October 1, 2013	DMTN220	3.45	525,000,000
December 2, 2046	February 2, 2015	DMTN228	2.90	149,750,000
June 2, 2048	June 19, 2017	DMTN231	2.80	651,000,000
June 2, 2049	January 25, 2018	DMTN236	2.90	206,500,000

TOTAL PAYABLE IN CANADA IN CANADIAN DOLLARS				11,729,872,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLIC HELD DEBT (Cont’d)
Foreign Currency Debt					(15)
PAYABLE IN EUROPE IN SWISS FRANCS
July 30, 2018	December 29, 2008	EMTN82	3.75	125,000,000

TOTAL PAYABLE IN EUROPE IN SWISS FRANCS				125,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.32410				165,512,976	(15g)

PAYABLE IN EUROPE IN U.S. DOLLARS
December 18, 2018	December 18, 2008	EMTN93	4.28	60,000,000

TOTAL PAYABLE IN EUROPE IN U.S. DOLLARS				60,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.22750				73,650,000	(15g)

TOTAL BONDS				11,969,034,976

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
%	$
PUBLIC HELD DEBT (Cont’d)
UNAMORTIZED FOREIGN EXCHANGE GAINS/(LOSSES)	18,979,573

TOTAL BONDS NET OF UNAMORTIZED FOREIGN EXCHANGE GAIN/ (LOSS)	11,988,014,549
TREASURY BILLS	655,159,000

TOTAL PUBLICLY HELD DEBT	12,643,173,549

TOTAL DEBT ISSUED BY THE PROVINCE FOR OEFC	12,873,639,549

DIRECT OEFC DEBT	6,309,619,000

TOTAL OEFC DEBT	19,183,258,549

TOTAL CONSOLIDATED DEBT	348,659,696,632

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
DEBT ISSUED FOR INVESTMENT PURPOSES*
ONTARIO POWER GENERATION INC				5,126,000,000
HYDRO ONE INC				1,775,601,693

TOTAL DEBT ISSUED FOR INVESTMENT PURPOSES				6,901,601,693

*	Debt for Investment Purposes, as a result of a debt for equity swap between the Province and Ontario Power Generation Inc. and Hydro One Inc., is eliminated upon consolidation.

References:

1.

All debt issues are non-callable, except as stated in the notes below. Debt is payable at a fixed rate, or a floating rate with reference to a stated index, reset usually every three months (3M). These floating rate indices are CBA - Canadian Bankers’ Acceptance Rate, Euribor - Euro Interbank Offered Rate, and Libor - London Interbank Offered Rate.

2.

The following debt series are issued for Provincial purposes and for OEFC: DMTN79, DMTN218, DMTN195, DMTN225, DMTN140, DMTN200, DMTN207, DMTN212, DMTN215, HP, DMTN223, DMTN227, KJ, LQ, DMTN158, DMTN164, DMTN182, DMTN204, DMTN214, DMTN220, DMTN228, DMTN231, DMTN236, and EMTN82.

3.

The Canada Pension Plan Investment Board (CPPIB) invests funds in the Province of Ontario’s non-marketable securities. Effective July 1, 2005, under a side-letter agreement signed between the CPPIB and the Province, CPPIB offered the Province upon maturity of the debentures held to the credit of the Canada Pension Plan Investment Fund (CPPIF) that were issued before January 1, 1998, an option of issuing new replacement debentures to the CPPIB with a maximum term of 30 years (minimum term of 5 years and with subsequent roll over options subject to the 30 years maximum from the date of issue of the first replacement debenture) at a rate based on the capital market rates at the time of roll over. These debentures are not negotiable or transferable and are assignable only to a wholly owned subsidiary of the Canada Pension Plan Investment Board. On April 1, 2007, all debentures held to the credit of the CPPIF or purchased by the Minister of Finance of Canada in accordance with Section 110 of the Canada Pension Plan were transferred to the CPPIB.

4.	OIIC: Total outstanding amount is $353 million which is invested directly with the Province of Ontario and Infrastructure Ontario.
5.	CMHC: The terms of these debentures require that equal payments be made each year until their maturity. Each payment consists of blended principal and interest.
6.

The Province entered into interest rate agreements for certain Canadian bonds to effectively convert their interest rate obligations according to the Province’s risk management strategy. These bonds and effective rates are: DMTN221 2.19% ($475 million), DMTN79 3M CBA – 0.07% ($125 million), DMTN222 2.52% ($531 million), DMTN224 2.14%, DMTN105 3M CBA rate, DMTN195 3M CBA rate + 0.52% ($600 million), DMTN226 1.91%, DMTN230 1.41%, DMTN180 4.52%, DMTN233 1.31%, DMTN235 1.70%, DMTN116 4.22%, and DMTN119 4.75%.

7.	MH: The terms of these debentures require that a special one-time interest payment of 25% of the principal amount outstanding be made at maturity
8.	DMTN157: Interest is payable semi-annually at 15.0% until January 13, 2006 and thereafter at 5.0%.
9.

Series HZ, JA, JB, JC, JD: These are zero coupon bonds which require unequal payments consisting of principal and interest to be made at predetermined irregular intervals with final payment on January 10, 2035. During the fiscal year 2017-18, principal repaid was $0.1 million. The total principal and interest to be payable over the life of these bonds is $1,092 million.

10.

DMTN158: This Real Return Bond bears interest to the index adjusted principal in relation to All-Items Consumer Price Index for Canada (the “CPI”), issued with a base index of 127.54839 on October 4, 2005. Consequent to the change of official time base reference period from 1992 to 2002 by the Bank of Canada on June 19, 2007, the base index has been changed to 107.18352. Total issue size is $2,844 million in principal, of which $700 million has been on-lent to OEFC, and $300 million has been swapped effectively to a nominal debt paying a fixed rate of 4.22%. The amount outstanding represents the indexed value of the principal.

11.	DMTN117: The bond was issued at a high premium in 2004 to offer a yield of 5.74%.
12.

JL: The terms of these debentures require unequal payments, consisting of both principal and interest, to be made at predetermined irregular intervals with the final payment on January 10, 2045. The total principal and interest to be payable over the life of the debenture is $1,325 million.

13.

OSB: Ontario Savings Bonds are redeemable at the option of the holders on June 21 and December 21 and for 14 calendar days following the redemption date of June 21 and December 21, with the exception of Fixed-Rate bonds which are redeemable at maturity only. Starting in 2009, Variable Rate Bonds are redeemable annually only on June 21. All current outstanding OSBs may be redeemed upon the death of the beneficial owner.

OSB - Fixed Rate:

In 2009, fixed rate bonds were issued for a term of two, three and five years. In 2010 and 2011, fixed rate bonds were issued for a term of three, seven and ten years. In 2012, 2013, 2014, 2015, 2016, and 2017, fixed-rate bonds were issued for a term of three and ten years only.

OSB - Step-up Rate:

2013 Series: Interest is payable at 1.25%, 1.5%, 1.75%, 2.0%, and 2.25%,

2014 Series: Interest is payable at 1.25%, 1.5%, 2.0%, 2.25% and 2.5%,

2015 Series: Interest is payable at 0.75%, 0.9%, 1.05%, 1.2% and 1.35%,

2016 Series: Interest is payable at 0.60%, 0.75%, 1.0%, 1.25%, and 1.5%,

2017 Series: Interest is payable at 0.60%, 0.8%, 1.05%, 1.3%, and 1.65%,

in year 1, 2, 3, 4 and 5 respectively.

OSB – Variable Rate:

Starting in 2009, the interest rate on the Variable Rate Bond is reset yearly, on June 21 only.

14.	OSB: The outstanding amount represent bonds matured but not yet presented for redemption. Interest is payable on these bonds only up to the maturity date.
15.

All foreign currency debt has been converted into Canadian dollar equivalents at the rates of the currency exchange agreements if the debt was hedged, or at year end exchange rates if unhedged. 99.1 per cent of foreign currency debt is hedged as at March 31, 2018. The exchange rates of foreign currencies to Canadian dollars as at March 31, 2018 are: Australian dollar 0.98953, euro 1.58408, Japanese yen 0.01209, Swiss franc 1.34635, UK pound sterling 1.80642, United States dollar 1.28745.

In addition, the Province entered into interest rate agreements that effectively converted these interest rate obligations in accordance with the Province’s risk management strategies. These bonds and effective rates are:

(a)	Australia in AUD 3.00%

(b)	EMTN in Euro: 3.68% ($10,691 million), 3M CBA + 0.98% ($2,863 million)

(c)	EMTN in GBP: 1.77%

(d)	Japan in Yen: 4.35% ($76 million), EMTN in Yen 3.38% ($451 million)

(e)	EMTN in CHF: 4.45% ($955 million), $539 million unhedged at 0.29%, 4.42% ($548 million)

(f)	Global in USD: 3.07% ($16,641 million), 1.80% ($9,558 million), 1.78% ($10,164 million), 2.02% (1,273 million)

The OEFC also entered into interest rate agreements that effectively converted these interest rate obligations in accordance with the OEFC’s risk management strategies. These bonds and effective rates are:

(g)	EMTN in CHF 0.67%, EMTN in USD 4.22%.

16.	U.S. Commercial Paper issues are discount notes with maturities up to 270 days.
17.

SBT: A School Board Trust was created in June 2003 to permanently refinance debt incurred by 55 school boards. The Trust issued 30-year sinking fund debentures amounting to $891 million and $882 million of the proceeds was provided to the 55 school boards in exchange for the irrevocable right to receive future transfer payments from the Province. An annual transfer payment is made by the Ministry of Education to the Trust’s sinking fund under the School Board Operating Grant program to retire the debt over 30 years.

18.

Total consolidation adjustments include third party debt issued by other government organizations and the elimination of provincial debt held by these organizations. The following are the provincial debt held by other government organizations (in millions):

Ontario Bonds:

Forest Renewal Trust: $3m DMTN207 and $3m DMTN215.

Infrastructure Ontario: $17m DMTN195, $62m DMTN218, $88m DMTN223 and $6m DMTN225.

Ontario Trillium Foundation: $6m DMTN200, $12m DMTN207, $12m DMTN218, $12m DMTN225, and $8m DMTN226.

Ontario Immigrant Investor Corporation: $100m OIIC 146-189.

Treasury Bills:

Forest Renewal Trust: $2m, Northern Ontario Heritage Fund Corporation: $202m, Ontario Capital Growth Corporation: $193m, Ontario Immigrant Investor Corporation: $19m, and Ontario Trillium Foundation: $27m.

SEC Registered Debt Outstanding for Province of Ontario

Date of Maturity	Date of Issue	Series	Interest Rate (%)	Issuing Currency	Outstanding
October 9, 2018	October 9, 2014	G68	1.750	CAD	500,000,000
January 18, 2019	January 21, 2016	G71	1.625	USD	2,500,000,000
June 17, 2019	June 17, 2016	G73	1.250	USD	1,750,000,000
January 30, 2019	January 30, 2014	G65	2.000	USD	2,000,000,000
September 27, 2019	September 27, 2012	G59	1.650	USD	1,250,000,000
October 7, 2019	October 7, 2009	G44	4.000	USD	2,000,000,000
April 14, 2020	April 14, 2010	G48	4.400	USD	2,000,000,000
May 21, 2020	May 21, 2015	G70	1.875	USD	2,000,000,000
February 12, 2021	February 12, 2018	G78	2.550	USD	3,000,000,000
September 10, 2021	September 11, 2014	G67	2.500	USD	2,000,000,000
February 8, 2022	February 8, 2017	G74	2.400	USD	2,500,000,000
May 18, 2022	May 18, 2017	G76	2.250	USD	2,000,000,000
June 29, 2022	June 29, 2012	G58	2.450	USD	1,000,000,000
October 3, 2022	October 3, 2017	G75	2.200	USD	2,000,000,000
January 27, 2023	January 29, 2016	G72	1.950	CAD	750,000,000
January 27, 2023	February 2, 2017	G72.R1	1.950	CAD	800,000,000
October 17, 2023	October 12, 2018	G80	3.400	USD	2,500,000,000
February 7, 2024	February 7, 1994	HS	7.500	CAD	1,106,700,000
May 16, 2024	May 16, 2014	G66	3.200	USD	1,250,000,000
February 5, 2025	February 5, 2018	G77	2.650	CAD	1,000,000,000
April 27, 2026	April 27, 2016	G69	2.500	USD	1,000,000,000

Ontario Electricity Industry

Ontario Electricity Financial Corporation (OEFC), a Crown agency, is the legal continuation of Ontario Hydro and is responsible for the management of that corporation’s debt and other liabilities that were not transferred to successor companies as part of the restructuring of Ontario Hydro in 1999, including the administration of certain power purchase agreements with non-utility generators. As at March 31, 2018, OEFC had total debt of $19.1 billion (2017, $20.4 billion). $12.8 billion of OEFC’s debt as at March 31, 2018 (2017, $14.1 billion) is held by the Province and included in total debt and other liabilities.

Ontario Hydro’s successor companies include Ontario Power Generation Inc. (OPG), a generation business wholly owned by the Province, and Hydro One Inc., a transmission and distribution business. Hydro One Inc. is now a subsidiary of Hydro One Limited (“Hydro One”). Following an initial public offering on November 5, 2015 and subsequent share sales in 2016 and 2017, the Province now holds about 47.4% of the common shares in Hydro One. On July 19, 2017, Hydro One announced an offer to acquire Avista Corporation (Avista), for $6.7 billion CAD (USD $5.3 billion). The proposed acquisition, if it moves forward to financial close, would dilute the Province’s ownership of Hydro One common shares by approximately 5 percentage points. On November 21, 2017, Hydro One announced that Avista shareholders voted 98 per cent in favour of the proposed acquisition by Hydro One. On December 5, 2018, Hydro One and Avista received a regulatory decision from the Washington Utilities and Transportation Commission (UTC), denying the proposed merger of the two companies. On December 10, 2018, Hydro One indicated that it and Avista would be filing a petition no later than December 17, 2018 with the UTC requesting the UTC to reconsider its decision. Legislation restricts the Province from selling shares such that it would own less than 40% of the voting securities in Hydro One. The other Ontario Hydro successor companies are the Independent Electricity System Operator (IESO), the electricity system and market operator, and the Electrical Safety Authority, which is responsible for electricity safety inspection.

Pursuant to various transfer orders (“Transfer Orders”), assets of the former Ontario Hydro were transferred to OPG, Hydro One Inc. and the IESO in exchange for debt. The Province assumed a portion of OPG’s and Hydro One Inc.’s debt in exchange for equity, in order to provide them with commercially acceptable capital structures. As of March 31, 2018, OEFC held notes receivable in the amount of $3.5 billion from OPG, $120 million from the IESO and $6.9 billion from the Province. OEFC provided indemnities, guaranteed by the Province, to OPG and Hydro One Inc., in connection with the Transfer Orders; those indemnities were terminated as of May 31, 2006 and October 31, 2015 respectively.

As of April 1, 1999, the Ministry of Finance estimated the amount of OEFC’s debt and other liabilities that, in the opinion of the Minister of Finance, could not reasonably be serviced and retired in a competitive electricity market (the “stranded debt”) to be approximately $20.9 billion. OEFC’s unfunded liability is the net deficiency of OEFC’s assets over its liabilities. The opening unfunded liability of $19.4 billion as at April 1, 1999 represented the stranded debt adjusted for $1.5 billion of additional assets transferred to OEFC. OEFC’s unfunded liability as at March 31, 2018 was $1.3 billion.

As part of the restructuring of the electricity sector, a long-term plan provides for certain dedicated revenue streams to service and retire OEFC’s debt and other liabilities. These revenue streams are established under the Electricity Act, 1998 (“Electricity Act”) and include payments-in-lieu of property taxes and federal and provincial corporate income taxes currently paid by OPG and the municipal electricity utilities. As a result of the initial public offering on November 5, 2015, Hydro One is no longer subject to payments-in-lieu of federal and provincial corporate income taxes and is subject to normal corporate income taxes. Hydro One remains subject to paying payments-in-lieu of property tax. The Minister of Finance has legislative authority and is required to make payments to the OEFC equal to the amount of provincial corporate tax payable by Hydro One Inc. under the Taxation Act, 2007.

The Province, as shareholder, is eligible to receive dividend payments on its shares in OPG and Hydro One. Pursuant to the government’s discretionary commitment to keep electricity income in the electricity sector, the Province’s proportionate share of the cumulative combined net income of OPG and Hydro One in excess of the Province’s cumulative interest expenditure on its investment in the companies has been allocated since 1999 to OEFC for purposes of debt retirement (“electricity sector dedicated income”).

Under the Electricity Act, 1998, a Debt Retirement Charge (DRC) of 0.7 cents per kilowatt hour was levied on most Ontario electricity users and payable to OEFC. Prior to January 1, 2016, the DRC was payable by most electricity consumers. As of January 1, 2016, residential electricity users will be exempted from paying the DRC. The government introduced legislation, passed on December 10, 2015, the Budget Measures Act, 2015 to legislate a fixed end-date for the DRC of April 1, 2018, for commercial, industrial and all other users.

The Electricity Act and the Ontario Energy Board Act, 1998 set out the legislative framework for Ontario’s electricity market and restructuring of Ontario Hydro. Open, non-discriminatory access to transmission and distribution systems commenced May 1, 2002. Since 2005, electricity prices payable by consumers reflect a blend of contract prices, regulated prices for OPG’s output from its price-regulated nuclear and hydroelectric plants, and market prices. Regulated prices for OPG are approved by the Ontario Energy Board (OEB). The OEB also sets the commodity price payable by low volume and certain other specified consumers under the Regulated Price Plan (RPP). The IESO finances any differences between prices under the RPP and the actual supply cost of electricity, with any shortfall or surplus to be recovered or returned through the setting of RPP prices in the following period.

In May 2017, the Ontario Fair Hydro Plan Act, 2017 (the Fair Hydro Act) was enacted. The components of the plan to reduce current electricity prices include initiatives provided for in the Fair Hydro Act as well as other policy initiatives including providing arebate on electricity bills equal to the eight per cent provincial portion of the Harmonized Sales Tax under the Ontario Rebate for Electricity Consumers (OREC), which was effective January 1, 2017; funding the cost of the Ontario Electricity Support Program and most of the Rural or Remote Rate Protection program from general government funds instead of from ratepayers; and an additional reduction in current electricity bills for eligible residential, small business and farm customers, commencing July 1, 2017. The reduction (referred to as the Global Adjustment Refinancing) provided for in the Fair Hydro Act was to be recovered from specified electricity ratepayers in future years (referred to as the Clean Energy Adjustment).

The Global Adjustment Refinancing was carried out by an entity established by OPG, which financed the shortfall during the 2017-18 fiscal year ($1,639 million) with subordinated debt from OPG to a maximum of 49 per cent of the Trust’s total outstanding debt, and the balance from third party lenders. Of the amount lent to the Trust from OPG, approximately 90 per cent of that amount ($721 million) was funded by equity injections from the Province, and 10 per cent was funded by debt borrowed by OPG from third party lenders ($82 million). As of March 31, 2018, the Trust owed $803 million to OPG and $836 million to third party lenders. As at March 31, 2018, the IESO had a remaining balance related to the refinancing of $150 million, which Trust subsequently financed and acquired in April 2018.

In September 2018, the government made a decision to make a future change to the Fair Hydro Act to cancel the Global Adjustment Refinancing component as designed, including reducing the amount of the current electricity price reduction to be borne by future ratepayers, and making any recovery from future ratepayers optional. Therefore, The Province’s 2017-2018 Public Accounts reflected an expense of $1,789 million for the GA refinancing.

The Province, OPG and certain subsidiaries of OPG are parties to the Ontario Nuclear Funds Agreement (ONFA), which governs the establishment, funding and management of segregated funds to ensure sufficient funds are available to pay the costs of nuclear station decommissioning, low and intermediate level nuclear waste management and nuclear used fuel waste management.

Under ONFA, the Province is liable to make payments should the cost estimate for nuclear used fuel waste management rise above specified thresholds, for a fixed volume of used fuel. The likelihood and amount by which the cost estimate could rise above these thresholds cannot be determined at this time. The cost estimate will be updated periodically to reflect new developments in the management of nuclear used fuel waste.

As well, under ONFA, the Province guarantees a return of 3.25% over the Ontario Consumer Price Index for the portion of the nuclear used fuel waste management segregated fund related to the fixed volume of used fuel. If the earnings on assets in that fund related to the fixed volume exceed the guaranteed rate, the Province is entitled to the excess.

On November 28, 2017, the Canadian Nuclear Safety Commission (CNSC) announced that it accepted OPG’s proposed revised financial guarantee for the 2018-2022 period. Effective January 1, 2018, the CNSC’s financial guarantee requirement is satisfied by the value of the ONFA funds, without the need for a direct provincial guarantee to the CNSC on behalf of OPG. Until the end of 2017, the Province provided a guarantee related to the portion of the decommissioning and waste management obligations not funded by the estimated value of ONFA funds as at January 1, 2013. In return, the Province received from OPG an annual fee equal to 0.5% of the value of the guarantee. A second agreement, between the Province, CNSC and OPG, which continues to be in place, gives the CNSC access (in prescribed circumstances) to the segregated funds established under ONFA.

CONTINGENT LIABILITIES –

OBLIGATIONS GUARANTEED BY THE PROVINCE OF ONTARIO

As at March 31, 2018

LOANS GUARANTEED

	Year of Issue	Rate of Interest	Outstanding March 31, 2018	References
		%	$
MINISTRY OF AGRICULTURE AND FOOD / RURAL AFFAIRS
Commodity Loan Guarantee Program	Ongoing	Prime	5,030,536	(1)
Feeder Cattle Loan Guarantee Program	Ongoing	Various	25,279,115	(2)
FarmPlus Rural Loan Pool Program	Pre-2006	Various	10,801

TOTAL MINISTRY OF AGRICULTURE AND FOOD / RURAL AFFAIRS			30,320,452

MINISTRY OF ADVANCED EDUCATION AND SKILLS DEVELOPMENT
Ontario Student Loan Plan:
Class “A”	Various	Prime	541,078
Class “B”	Various	Prime + 1	66,254
Class “C”	Various	Prime + 1	12,603,094

TOTAL MINISTRY OF ADVANCED EDUCATION AND SKILLS DEVELOPMENT			13,210,426

TOTAL LOANS GUARANTEED			43,530,878

CONTINGENT LIABILITIES –

OBLIGATIONS GUARANTEED BY THE PROVINCE OF ONTARIO – Concluded

As at March 31, 2018

OTHER GUARANTEES

	Year of Issue	Rate of Interest	Outstanding March 31, 2018	References
		%	$
MINISTRY OF FINANCE
Loan Facility by United Communities Credit Union Ltd. to Pelee Island Co-operative Association	2010	2.89	472,719	(3)
Loan Guarantees under Aboriginal Loan Guarantee Program	2011	Various	204,731,509	(4)

TOTAL MINISTRY OF FINANCE			205,204,228

TOTAL OTHER GUARANTEES			205,204,228

TOTAL LOANS AND OTHER GUARANTEES			248,735,106

References:

1.	The Province’s maximum liability for the program is $5,030,536.
2.	The Province’s maximum liability for the program is $25,279,115.
3.

The Province has guaranteed the repayment of loan facility made by United Communities Credit Union Limited to Pelee Island Cooperative Association for a period beginning May 11, 2010 and ending at the earliest of April 1, 2015 or repayment of all the amounts borrowed. The guarantee shall be extended accordingly but not to extend beyond April 1, 2035. The maximum amount guaranteed is $ 0.6 million plus any unpaid interest, costs and expenses thereon.

4.

The Province has, to March 31, 2018, provided nine loan guarantees under the Aboriginal Loan Guarantee Program: two in fiscal 2011-12, two in fiscal 2013-14, one in fiscal 2014-15, two in fiscal 2015-16, one in fiscal 2016-2017 and one in 2017-2018 for a combined total of $253.7 million. The loans for which these guarantees apply will mature between 2026/27 and 2039/40, at which point the guarantees expire. Borrowers pay the Province an annual loan guarantee fee of 0.15% of the outstanding guaranteed amount. The Aboriginal Loan Guarantee Program provides loan guarantees to support Aboriginal equity participation in renewable energy generation and transmission projects and has a maximum program envelope of $650 million.

Economic Data Tables

The following tables present a comprehensive review of Ontario’s economy including, GDP information, imports and exports, demographics and labour markets between 2004-2017.

Ontario, Gross Domestic Product, 2004–2017							Table 1
	($ Billions)
	2004	2005	2006	2007	2008	2009	2010
Real GDP (chained $2012)	620.0	640.0	651.9	657.2	657.1	636.6	655.4
Household Consumption	314.6	326.4	336.8	349.7	358.2	357.9	371.0
Residential Construction	45.4	46.1	46.5	47.7	45.4	42.7	46.2
Non-residential Construction	15.3	15.6	17.4	18.6	17.6	16.6	16.9
Machinery and Equipment	21.6	24.3	26.4	26.2	26.5	20.3	22.3
Exports	350.8	358.7	361.2	362.3	339.1	293.9	318.0
Imports	297.1	306.5	318.5	330.7	322.7	286.0	319.6
Nominal Gross Domestic Product	533.3	556.6	578.2	601.7	608.4	597.9	631.0
Primary Household Income	349.1	364.9	381.9	403.4	414.7	412.8	424.3
Compensation of Employees	272.8	285.0	298.1	315.0	324.2	321.1	330.2
Net Operating Surplus - Corporations	70.5	74.9	74.3	73.3	66.0	56.0	74.4

Table 1 (continued)	($ Billions)
	2011	2012	2013	2014	2015	2016	2017
Real GDP (chained $2012)	671.2	680.1	689.4	706.5	723.9	740.7	761.3
Household Consumption	377.3	382.9	391.1	401.5	413.3	424.3	441.0
Residential Construction	47.9	50.1	49.2	49.5	53.3	57.3	57.9
Non-residential Construction	20.7	22.4	21.4	23.8	26.7	24.6	25.0
Machinery and Equipment	23.0	22.8	20.2	23.5	25.8	24.7	26.7
Exports	334.8	342.9	354.2	369.1	377.1	387.4	394.3
Imports	336.3	339.5	345.7	364.7	373.8	378.6	397.8
Nominal Gross Domestic Product	659.7	680.1	695.4	726.1	759.4	792.9	825.8
Primary Household Income	444.1	459.1	472.9	489.4	511.6	519.4	544.1
Compensation of Employees	345.3	356.6	367.9	380.6	396.8	403.0	422.2
Net Operating Surplus - Corporations	83.4	85.9	84.8	94.3	97.2	112.6	114.6

Source: Statistics Canada.

Ontario, Growth in Gross Domestic Product, 2004–2017							Table 2
	(Per Cent Change)
	2004	2005	2006	2007	2008	2009	2010
Real GDP (chained $2012)	2.8	3.2	1.9	0.8	0.0	(3.1)	2.9
Household Consumption	2.7	3.7	3.2	3.8	2.4	(0.1)	3.6
Residential Construction	5.0	1.7	0.9	2.5	(4.7)	(6.0)	8.1
Non-residential Construction	(1.2)	2.1	11.9	6.9	(5.3)	(5.9)	1.6
Machinery and Equipment	8.2	12.5	8.5	(0.8)	1.3	(23.4)	9.7
Exports	5.0	2.2	0.7	0.3	(6.4)	(13.3)	8.2
Imports	7.0	3.1	3.9	3.8	(2.4)	(11.4)	11.8
Nominal Gross Domestic Product	4.7	4.4	3.9	4.1	1.1	(1.7)	5.5
Primary Household Income	4.9	4.5	4.6	5.6	2.8	(0.5)	2.8
Compensation of Employees	5.1	4.5	4.6	5.7	2.9	(1.0)	2.9
Net Operating Surplus - Corporations	3.0	6.3	(0.9)	(1.4)	(9.9)	(15.2)	32.9

Table 2 (continued)	(Per Cent Change)
	2011	2012	2013	2014	2015	2016	2017
Real GDP (chained $2012)	2.4	1.3	1.4	2.5	2.5	2.3	2.8
Household Consumption	1.7	1.5	2.1	2.7	2.9	2.7	3.9
Residential Construction	3.6	4.7	(1.8)	0.7	7.7	7.5	1.0
Non-residential Construction	22.7	8.0	(4.4)	11.2	12.1	(7.9)	1.7
Machinery and Equipment	3.2	(0.9)	(11.1)	16.0	9.9	(4.2)	7.9
Exports	5.3	2.4	3.3	4.2	2.2	2.7	1.8
Imports	5.2	0.9	1.8	5.5	2.5	1.3	5.1
Nominal Gross Domestic Product	4.6	3.1	2.2	4.4	4.6	4.4	4.1
Primary Household Income	4.7	3.4	3.0	3.5	4.5	1.5	4.7
Compensation of Employees	4.6	3.3	3.2	3.4	4.3	1.6	4.7
Net Operating Surplus - Corporations	12.1	3.0	(1.2)	11.2	3.1	15.8	1.8

Source: Statistics Canada.

Ontario, Real Gross Domestic Product by Industry at Basic Prices, 2014–2017				Table 3
	($2012 Chained Millions)
	2014	2015	2016	2017
Goods Producing Industries	154,387	159,400	161,753	165,685
Primary	14,158	14,161	13,841	13,672
Utilities	13,314	13,087	13,341	13,374
Construction	44,133	47,782	48,362	50,612
Manufacturing[1]	82,775	84,408	86,196	88,032
Services Producing Industries	504,367	516,799	530,990	546,241
Wholesale Trade	44,019	44,100	45,730	48,458
Retail Trade	31,450	31,444	32,739	35,134
Transportation and Warehousing	25,915	26,848	27,633	28,574
Information and Cultural	24,945	25,482	26,008	26,681
Finance and Insurance	58,382	61,707	64,533	66,888
Real Estate and Leasing	85,588	88,142	90,781	92,405
Professional and Administrative Services	65,009	67,105	68,486	70,155
Management of Companies and Enterprises	4,520	4,953	4,851	4,584
Education	39,726	39,962	40,671	41,114
Health Care and Social Services	44,736	45,451	46,910	47,926
Arts, Entertainment and Recreation	5,579	5,801	6,024	6,215
Accommodation and Food	13,473	14,097	14,791	15,364
Other Services	13,483	13,654	13,427	13,423
Public Administration	47,645	48,074	48,494	49,547
Total Production	658,808	676,235	692,800	711,994

[1]	See Table 5 for detailed manufacturing industries.

Source: Statistics Canada.

Ontario, Growth in Real Gross Domestic Product by Industry at Basic Prices, 2014–2017				Table 4
	(Per Cent Change)
	2014	2015	2016	2017
Goods Producing Industries	2.4	3.2	1.5	2.4
Primary	(3.3)	0.0	(2.3)	(1.2)
Utilities	5.0	(1.7)	1.9	0.2
Construction	2.2	8.3	1.2	4.7
Manufacturing[1]	3.0	2.0	2.1	2.1
Services Producing Industries	2.5	2.5	2.7	2.9
Wholesale Trade	2.3	0.2	3.7	6.0
Retail Trade	0.0	0.0	4.1	7.3
Transportation and Warehousing	6.6	3.6	2.9	3.4
Information and Cultural	5.2	2.1	2.1	2.6
Finance and Insurance	3.8	5.7	4.6	3.6
Real Estate and Leasing	1.6	3.0	3.0	1.8
Professional and Administrative Services	4.6	3.2	2.1	2.4
Management of Companies and Enterprises	(7.0)	9.6	(2.1)	(5.5)
Education	1.9	0.6	1.8	1.1
Health Care and Social Services	1.2	1.6	3.2	2.2
Arts, Entertainment and Recreation	5.9	4.0	3.9	3.2
Accommodation and Food	6.0	4.6	4.9	3.9
Other Services	4.3	1.3	(1.7)	0.0
Public Administration	(1.0)	0.9	0.9	2.2
Total Production	2.5	2.6	2.4	2.8

[1]	See Table 6 for detailed manufacturing industries.

Source: Statistics Canada.

Ontario, Real Gross Domestic Product at Basic Prices in Selected Manufacturing Industries, 2014–2017				Table 5
	($2012 Chained Millions)
	2014	2015	2016	2017
Manufacturing	82,775	84,408	86,196	88,032
Food, Beverage and Tobacco Products	12,867	13,000	13,517	14,173
Textile, Clothing and Leather Products	842	977	960	1,028
Wood Products and Furniture	3,326	3,541	3,910	4,087
Paper Products and Printing	4,485	4,681	4,692	4,994
Chemical and Petroleum Products	11,052	11,725	11,792	12,133
Plastic and Rubber Products	4,718	4,987	5,337	5,535
Primary Metal and Fabricated Metal Products	11,245	10,931	10,768	10,815
Machinery	6,809	7,329	7,283	8,409
Electrical and Electronic Products	5,026	5,020	5,034	5,103
Transportation Equipment	17,842	17,536	18,066	17,144
Other Manufacturing	4,551	4,752	4,895	4,907

Source: Statistics Canada.

Ontario, Growth in Real Gross Domestic Product at Basic Prices in Selected Manufacturing Industries, 2014–2017				Table 6
	(Per Cent Change)
	2014	2015	2016	2017
Manufacturing	3.0	2.0	2.1	2.1
Food, Beverage and Tobacco Products	4.9	1.0	4.0	4.9
Textile, Clothing and Leather Products	4.6	16.0	(1.7)	7.1
Wood Products and Furniture	1.5	6.5	10.4	4.5
Paper Products and Printing	(3.0)	4.4	0.2	6.4
Chemical and Petroleum Products	(1.6)	6.1	0.6	2.9
Plastic and Rubber Products	5.6	5.7	7.0	3.7
Primary Metal and Fabricated Metal Products	3.9	(2.8)	(1.5)	0.4
Machinery	4.0	7.6	(0.6)	15.5
Electrical and Electronic Products	(3.6)	(0.1)	0.3	1.4
Transportation Equipment	8.8	(1.7)	3.0	(5.1)
Other Manufacturing	(3.1)	4.4	3.0	0.2

Source: Statistics Canada.

Ontario, Housing Market Indicators, 2014–2017				Table 7
	2014	2015	2016	2017
New Housing Market
Residential Construction, Current $ Millions	52,479	58,629	66,374	71,378
Per Cent Change	4.5	11.7	13.2	7.5
Real Residential Construction ($2007 Millions)	42,165	45,394	48,776	49,503
Per Cent Change	0.5	7.7	7.5	1.5
Housing Starts (Units)	59,134	70,156	74,952	79,123
Per Cent Change	(3.2)	18.6	6.8	5.6
Of which: Single-detached, urban areas (Units)	21,352	23,446	27,190	26,340
Per Cent Change	0.2	9.8	16.0	(3.1)
Multiple, urban areas (Units)	34,813	44,845	44,670	48,864
Per Cent Change	(6.7)	28.8	(0.4)	9.4
New Housing Price Index (Dec. 2016=100)	90.4	92.7	97.2	103.3
Per Cent Change	1.7	2.5	4.9	6.3
Resale Market
Home Resales (Units)	205,454	225,389	244,934	220,975
Per Cent Change	3.9	9.7	8.7	(9.8)
Average Resale Price ($)	428,763	461,986	533,297	585,110
Per Cent Change	6.9	7.7	15.4	9.7

Sources:	Statistics Canada, Canada Mortgage and Housing Corporation and Canadian Real Estate Association and Ontario Ministry of Finance.

Selected Financial Indicators, 2004–2017							Table 8
	(Per Cent)
	2004	2005	2006	2007	2008	2009	2010
Interest Rates
Bank Rate	2.5	2.9	4.3	4.6	3.2	0.6	0.9
Prime Rate	4.0	4.4	5.8	6.1	4.7	2.4	2.6
10-Year Government Bonds	4.6	4.1	4.2	4.3	3.6	3.3	3.2
Three-month T-Bills	2.2	2.7	4.0	4.1	2.3	0.3	0.6
Mortgage Rates
5-Year Rate	6.2	6.0	6.7	7.1	7.1	5.6	5.6
1-Year Rate	4.6	5.1	6.3	6.9	6.7	4.0	3.5
Canadian Household Debt Burden[1]
Consumer	42.7	45.7	46.4	49.1	50.5	53.4	52.8
Mortgage	77.8	82.2	84.3	91.4	95.1	98.3	101.2
Bank Loans	6.7	7.2	7.8	8.2	8.4	8.1	7.9
Other Loans	1.6	1.9	1.9	2.0	2.2	2.2	2.3
Total	128.8	136.9	140.4	150.7	156.2	161.9	164.2

Table 8 (continued)	(Per Cent)
	2011	2012	2013	2014	2015	2016	2017
Interest Rates
Bank Rate	1.3	1.3	1.3	1.3	0.9	0.8	1.0
Prime Rate	3.0	3.0	3.0	3.0	2.8	2.7	2.9
10-Year Government Bonds	2.8	1.9	2.3	2.2	1.5	1.3	1.8
Three-month T-Bills	0.9	0.9	1.0	0.9	0.5	0.5	0.7
Mortgage Rates
5-Year Rate	5.4	5.3	5.2	4.9	4.7	4.7	4.8
1-Year Rate	3.5	3.2	3.1	3.1	3.0	3.1	3.2
Canadian Household Debt Burden[1]
Consumer	52.7	52.3	51.6	51.6	50.5	50.7	51.2
Mortgage	103.6	105.9	106.4	108.3	110.0	112.7	113.3
Bank Loans	7.8	7.8	7.8	7.9	8.3	8.5	8.2
Other Loans	2.3	2.2	2.2	2.3	2.2	2.2	2.3
Total	166.4	168.2	168.1	170.1	171.0	174.2	174.9

[1]	Household debt as a share of household disposable income.

Note:      All data are annual averages, except Canadian Household Debt Burden (year-end).

Sources: Statistics Canada and Bank of Canada.

Ontario, International Merchandise Exports[1] by Major Commodity[2], 2017				Table 9
		Value ($ Millions)	2017 Growth (Per Cent)	Per Cent of Total
1	Motor vehicles and parts	70,429	(6.3)	35.3
2	Mechanical equipment	20,189	1.9	10.1
3	Precious metals & stones	19,456	(7.9)	9.8
4	Electrical machinery	7,753	0.8	3.9
5	Plastic products	7,273	(1.8)	3.6
6	Iron and steel	5,624	19.4	2.8
7	Pharmaceutical products	5,473	(22.5)	2.7
8	Furniture and accessories	4,090	(3.7)	2.1
9	Scientific, photo & med eqmt.	3,753	9.4	1.9
10	Cereal and baked products	3,390	0.8	1.7
11	Iron and steel products	3,100	12.3	1.6
12	Aluminium & articles	2,873	9.8	1.4
13	Oils & other petroleum products	2,693	2.3	1.4
14	Aircraft and parts	2,490	(11.5)	1.2
15	Nickel & articles thereof	2,400	(13.0)	1.2
16	Paper products	2,312	(4.6)	1.2
17	Wood products	1,865	9.7	0.9
18	Rubber products	1,601	(1.3)	0.8
19	Miscellaneous chemical products	1,592	(3.8)	0.8
20	Inorganic chemicals	1,585	(11.7)	0.8
21	Vegetables	1,488	13.3	0.7
22	Organic chemicals	1,477	9.9	0.7
23	Seeds and miscellaneous grains	1,402	(15.4)	0.7
24	Copper & articles thereof	1,298	52.0	0.7
25	Perfumes and cosmetics	1,259	4.0	0.6
	All other commodities	22,441	0.7	11.3
	Total Exports	199,309	(3.0)	100.0

[1]	International merchandise exports exclude re-exports and are reported on a customs basis.
[2]	Product groupings based on two-digit Harmonized System codes.

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, International Merchandise Imports by Major Commodity[1], 2017				Table 10
		Value ($ Millions)	2017 Growth (Per Cent)	Per Cent of Total
1	Motor vehicles and parts	78,408	6.4	22.6
2	Mechanical equipment	50,125	1.6	14.4
3	Electrical machinery	39,380	6.6	11.4
4	Plastic products	13,593	4.2	3.9
5	Pharmaceutical products	11,813	(3.4)	3.4
6	Precious metals & stones	10,579	(6.3)	3.0
7	Scientific, photo & med eqmt.	10,572	(0.1)	3.0
8	Oils & other petroleum products	8,030	28.0	2.3
9	Furniture and accessories	7,097	1.9	2.0
10	Iron and steel products	6,403	4.8	1.8
11	Iron and steel	6,303	18.6	1.8
12	Organic chemicals	5,173	6.2	1.5
13	Paper products	4,391	1.7	1.3
14	Rubber products	4,357	2.9	1.3
15	Aircraft and parts	3,865	(3.4)	1.1
16	Perfumes and cosmetics	3,583	3.9	1.0
17	Aluminium & articles	3,342	5.5	1.0
18	Fruit and nuts	3,173	3.6	0.9
19	Miscellaneous chemical products	3,100	5.6	0.9
20	Toys and sporting goods	3,095	1.1	0.9
21	Cereal and baked products	2,725	(0.5)	0.8
22	Beverages	2,694	3.2	0.8
23	Knitted clothes	2,655	9.0	0.8
24	Miscellaneous food products	2,624	0.7	0.8
25	Non-knitted clothes	2,591	3.7	0.7
	All other commodities	55,093	2.6	15.9
	Domestic Imports	344,763	4.0	99.4
	Re-imports[2]	2,163	(0.5)	0.6
	Total Imports	346,926	4.0	100.0

[1]	Product groupings based on two-digit Harmonized System codes. Data reported on a customs basis. Domestic imports exclude re-imports. Total imports are the sum of domestic imports and re-imports.
[2]	These are goods re-entering (returned to) Ontario after having been exported abroad without having been materially altered or enhanced in value while abroad.

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, International Merchandise Exports[1] by Top 25 Trading Partners, 2017				Table 11
		Exports ($ Millions)	2017 Growth (Per Cent)	Per Cent of Total
1	United States	160,108	(3.6)	80.3
2	United Kingdom	14,473	5.5	7.3
3	Mexico	2,980	(13.5)	1.5
4	China	2,727	(3.7)	1.4
5	Japan	1,601	(8.6)	0.8
6	Norway	1,583	40.3	0.8
7	Germany	1,547	(6.6)	0.8
8	Hong Kong	1,042	2.1	0.5
9	Saudi Arabia	972	21.9	0.5
10	Italy	875	(8.7)	0.4
11	Netherlands	653	(20.8)	0.3
12	France	638	(21.0)	0.3
13	South Korea	632	(15.0)	0.3
14	Belgium	607	5.2	0.3
15	Australia	545	(6.6)	0.3
16	Switzerland	492	(16.4)	0.2
17	India	365	(18.9)	0.2
18	Brazil	356	(40.5)	0.2
19	Botswana	303	(16.7)	0.2
20	Ireland	293	9.4	0.1
21	Singapore	290	(13.1)	0.1
22	Taiwan	263	(3.0)	0.1
23	United Arab Emirates	263	(29.8)	0.1
24	Philippines	248	156.1	0.1
25	Turkey	235	79.9	0.1
	All other countries	5,221	4.1	2.6
	Total Exports	199,309	(3.0)	100.0

[1]	International merchandise exports exclude re-exports and are reported on a customs basis.

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, International Merchandise Imports[1] by Top 25 Trading Partners, 2017				Table 12
		Imports ($ Millions)	2017 Growth (Per Cent)	Per Cent of Total
1	United States	192,254	1.7	55.4
2	China	42,932	10.1	12.4
3	Mexico	28,524	6.7	8.2
4	Japan	13,027	14.4	3.8
5	Germany	8,757	1.3	2.5
6	South Korea	5,776	6.3	1.7
7	Italy	4,198	8.6	1.2
8	Switzerland	3,409	(3.3)	1.0
9	Vietnam	2,989	0.9	0.9
10	United Kingdom	2,917	4.9	0.8
11	Taiwan	2,853	4.7	0.8
12	France	2,424	2.6	0.7
13	India	2,237	8.8	0.6
14	Thailand	1,997	6.3	0.6
15	Malaysia	1,839	7.5	0.5
16	Brazil	1,658	16.2	0.5
17	Belgium	1,541	37.9	0.4
18	Argentina	1,526	13.4	0.4
19	Ireland	1,289	11.7	0.4
20	Spain	1,227	4.6	0.4
21	Dominican Republic	1,181	5.6	0.3
22	Netherlands	1,074	8.1	0.3
23	Sweden	1,013	4.8	0.3
24	Turkey	970	48.8	0.3
25	Egypt	921	(5.1)	0.3
	All other countries	16,230	(1.1)	5.3
	Domestic Imports	344,763	4.0	99.4
	Re-imports	2,163	(0.5)	0.6
	Total Imports	346,926	4.0	100.0

[1]	Data reported on a customs basis. Domestic imports exclude re-imports. Total imports are the sum of domestic imports and re-imports.

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Selected Demographic Characteristics, 2010–2017[1]								Table 13
	2010	2011	2012	2013	2014	2015	2016	2017
Total Population (000s)	13,136	13,261	13,391	13,511	13,618	13,707	13,875	14,071
Annual Average Growth Over Preceding Year (%)	1.1	1.0	1.0	0.9	0.8	0.7	1.2	1.4
Median Age (Years)	39.6	39.8	40.0	40.2	40.4	40.6	40.7	40.6
Age Group Shares (%)
0–4	5.4	5.4	5.3	5.3	5.2	5.2	5.2	5.1
5–14	11.4	11.2	11.0	10.9	10.8	10.7	10.7	10.6
15–24	13.7	13.7	13.7	13.6	13.4	13.2	13.1	13.0
25–44	27.4	27.1	27.0	26.8	26.7	26.7	26.8	26.9
45–64	28.1	28.4	28.3	28.2	28.2	28.1	28.0	27.7
65–74	7.4	7.6	8.0	8.4	8.7	9.0	9.2	9.4
75+	6.5	6.6	6.7	6.8	7.0	7.1	7.2	7.3
Total Fertility Rate[2]	1.6	1.6	1.6	1.5	1.5	1.5	1.5	1.4
Life Expectancy at Birth (Years)[3]
Female	83.8	84.0	84.2	84.3	84.4	84.5	—	—
Male	79.5	79.8	80.1	80.2	80.4	80.5	—	—
Families (000s)	3,688	3,723	3,750	3,790	3,828	3,862	3,900	3,937
Households (000s)[4]	—	4,888	—	—	—	—	5,169	—

[1]	Population estimates are for July 1.
[2]	Calendar-year data.
[3]	For three-year periods with the reference year as the middle year.
[4]	Households are from Census enumeration.

Source: Statistics Canada.

Ontario, Components of Population Growth, 2008–09 to 2017–18[1]					Table 14
	(Thousands)
	2008–09	2009–10	2010–11	2011–12	2012–13
Population at Beginning of Period	12,884	12,998	13,136	13,261	13,391
Births	140	140	139	141	141
Deaths	88	88	91	89	93
Immigrants	105	117	105	101	106
Net Emigrants[2]	22	18	18	25	24
Net Change in Non-permanent Residents	17	13	15	24	16
Interprovincial Arrivals	57	60	58	60	55
Interprovincial Departures	73	64	62	71	69
Population Growth During Period	115	137	126	129	120
Population at End of Period[3]	12,998	13,136	13,261	13,391	13,511
Population Growth (%)	0.9	1.1	1.0	1.0	0.9

Table 14 (continued)					(Thousands)
	2013-14	2014-15	2015-16	2016-17	2017-18
Population at Beginning of Period	13,511	13,618	13,707	13,875	14,071
Births	140	140	140	142	145
Deaths	94	98	97	101	104
Immigrants	102	90	120	98	132
Net Emigrants[2]	25	24	25	25	25
Net Change in Non-permanent Residents	11	2	31	69	86
Interprovincial Arrivals	57	63	72	72	80
Interprovincial Departures	72	72	63	58	62
Population Growth During Period	107	90	168	196	251
Population at End of Period[3]	13,618	13,707	13,875	14,071	14,323
Population Growth (%)	0.8	0.7	1.2	1.4	1.8

[1]	Data are from July 1 to June 30 (Census year).
[2]	Net Emigrants = Emigrants plus net change in temporary emigrants minus returning emigrants.
[3]	The sum of the components does not equal the total change in population due to residual deviation.

Source: Statistics Canada.

Ontario, Labour Force, 2004–2017							Table 15
	2004	2005	2006	2007	2008	2009	2010
Labour Force (000s)	6,772	6,834	6,887	6,992	7,074	7,080	7,161
Annual Labour Force Growth (%)	1.4	0.9	0.8	1.5	1.2	0.1	1.1
Participation Rate (%)
Male	74.1	73.5	72.6	72.5	72.5	71.5	71.1
Female	62.9	62.6	62.6	63.2	63.1	62.6	62.8
Share of Labour Force (%)
Youth (15–24)	16.3	16.1	16.1	16.2	16.0	15.5	15.1
Older Workers (45+)	35.5	36.4	37.5	38.4	39.7	40.9	41.8

Table 15 (continued)
	2011	2012	2013	2014	2015	2016	2017
Labour Force (000s)	7,227	7,276	7,384	7,419	7,426	7,490	7,580
Annual Labour Force Growth (%)	0.9	0.7	1.5	0.5	0.1	0.9	1.2
Participation Rate (%)
Male	71.1	70.7	70.5	70.3	70.0	69.5	69.2
Female	62.3	61.9	62.2	61.6	60.7	60.7	60.7
Share of Labour Force (%)
Youth (15–24)	15.3	14.9	15.0	15.1	14.8	14.4	14.3
Older Workers (45+)	42.3	42.6	42.7	43.0	43.2	43.4	43.4

Source: Statistics Canada.

Ontario, Employment, 2004–2017							Table 16
	2004	2005	2006	2007	2008	2009	2010
Total Employment (000s)	6,314	6,381	6,452	6,546	6,610	6,433	6,538
Male	3,352	3,385	3,400	3,411	3,445	3,301	3,364
Female	2,962	2,996	3,053	3,135	3,165	3,132	3,174
Annual Employment Growth (%)	1.6	1.1	1.1	1.4	1.0	(2.7)	1.6
Net Job Creation (000s)	101	67	71	93	65	(178)	105
Public-sector Employment (000s)	1,110	1,137	1,163	1,196	1,261	1,233	1,255
Private-sector Employment (000s)	4,267	4,309	4,351	4,366	4,346	4,195	4,268
Self-employment (000s)	937	935	939	983	1,004	1,005	1,015
Manufacturing Employment (% of total)	17.5	16.7	15.5	14.3	13.4	12.0	11.7
Services Employment (% of total)	73.9	74.3	75.4	76.6	77.3	78.8	78.9
Part-time (% of total)	18.2	18.2	17.9	18.2	18.8	19.6	19.6
Average Hours Worked Per Week[1]	37.1	37.2	36.8	37.1	36.7	35.9	36.0

Table 16 (continued)
	2011	2012	2013	2014	2015	2016	2017
Total Employment (000s)	6,658	6,703	6,823	6,878	6,923	7,000	7,128
Male	3,450	3,472	3,523	3,567	3,607	3,636	3,701
Female	3,208	3,231	3,301	3,311	3,316	3,364	3,427
Annual Employment Growth (%)	1.8	0.7	1.8	0.8	0.7	1.1	1.8
Net Job Creation (000s)	121	44	121	55	45	76	128
Public-sector Employment (000s)	1,294	1,286	1,314	1,305	1,294	1,306	1,329
Private-sector Employment (000s)	4,340	4,373	4,447	4,517	4,541	4,597	4,691
Self-employment (000s)	1,024	1,044	1,063	1,056	1,088	1,096	1,108
Manufacturing Employment (% of total)	11.6	11.6	11.2	10.9	10.8	10.7	10.8
Services Employment (% of total)	78.8	78.9	79.5	79.9	79.8	79.7	79.9
Part-time (% of total)	19.3	19.3	19.6	19.5	18.8	19.0	18.9
Average Hours Worked Per Week[1]	36.3	36.5	36.3	35.8	36.3	36.3	36.0

[1]	Average actual hours worked per week at all jobs, excluding persons not at work, in reference week.

Source: Statistics Canada.

Ontario, Unemployment, 2004–2017							Table 17
	2004	2005	2006	2007	2008	2009	2010
Total Unemployment (000s)	458	453	435	446	464	648	623
Unemployment Rate (%)	6.8	6.6	6.3	6.4	6.6	9.1	8.7
Male	6.9	6.7	6.4	6.8	6.9	10.5	9.4
Female	6.6	6.6	6.3	6.0	6.2	7.7	8.0
Toronto CMA[1]	7.5	7.0	6.6	6.8	6.9	9.6	9.1
Northern Ontario	7.8	7.0	7.4	6.9	6.7	9.0	8.3
Youth (15–24)	14.1	13.9	13.2	12.9	13.8	17.6	17.4
Older Workers (45+)	4.5	4.7	4.3	4.5	4.9	6.8	6.6
Share of Total Unemployment (%)
Long-term Unemployed (27 weeks+)	15.5	15.1	14.3	13.0	13.7	18.8	24.9
Youth (15–24)	34.2	33.8	33.7	32.8	33.5	29.8	30.3
Older Workers (45+)	23.5	26.0	25.6	27.2	29.8	30.4	31.8
Average Duration (weeks)	16.1	16.0	15.8	14.6	14.8	18.4	22.0
Youth (15–24)	8.8	8.7	8.7	8.1	8.4	11.1	11.4
Older Workers (45+)	24.3	23.9	23.7	22.4	20.9	26.3	31.3

Table 17 (continued)
	2011	2012	2013	2014	2015	2016	2017
Total Unemployment (000s)	569	574	560	541	503	490	452
Unemployment Rate (%)	7.9	7.9	7.6	7.3	6.8	6.5	6.0
Male	8.2	8.3	8.0	7.5	7.0	6.8	6.2
Female	7.6	7.5	7.2	7.1	6.5	6.3	5.7
Toronto CMA[1]	8.4	8.7	8.1	8.0	7.0	7.0	6.4
Northern Ontario	7.8	7.2	7.4	6.6	7.2	7.1	6.4
Youth (15–24)	15.9	17.0	16.2	15.7	14.7	14.0	12.3
Older Workers (45+)	5.9	5.8	5.5	5.3	4.9	4.9	4.5
Share of Total Unemployment (%)
Long-term Unemployed (27 weeks+)	24.1	22.7	22.9	22.8	20.0	19.9	19.5
Youth (15–24)	30.9	32.1	32.1	32.4	32.1	30.9	29.5
Older Workers (45+)	31.6	31.3	31.2	31.1	31.1	32.5	32.5
Average Duration (weeks)	22.4	22.2	21.8	22.4	20.0	19.9	19.3
Youth (15–24)	12.2	12.7	12.7	13.4	12.4	11.2	10.7
Older Workers (45+)	32.8	32.0	29.5	31.7	28.6	28.2	26.6

[1]

CMA is Census Metropolitan Area. Toronto CMA includes the city of Toronto; the regions of York, Peel and Halton (excluding Burlington); Uxbridge, Pickering, Ajax, Mono, Orangeville, New Tecumseth and Bradford West Gwillimbury.

Source: Statistics Canada.

Ontario, Employment by Industry, 2008–2017					Table 18
	(Thousands)
	2008	2009	2010	2011	2012
Goods Producing Industries	1,502	1,365	1,381	1,409	1,415
Primary Industries	123	121	121	129	126
Manufacturing	883	774	764	773	779
Construction	433	415	442	455	458
Utilities	63	56	54	52	52
Services Producing Industries	5,108	5,068	5,157	5,250	5,287
Trade	1,017	1,007	1,009	1,006	1,007
Transportation and Warehousing	321	318	311	323	313
Finance, Insurance, Real Estate and Leasing	469	480	481	497	496
Professional, Scientific and Technical Services	489	480	512	530	530
Business, Building and Other Support	307	280	291	296	296
Educational Services	473	451	456	459	465
Health Care and Social Assistance	683	703	730	751	769
Information, Culture and Recreation	311	312	320	335	320
Accommodation and Food Services	397	384	393	403	432
Public Administration	356	354	357	363	366
Other Services	286	299	298	288	295
Total Employment	6,610	6,433	6,538	6,658	6,703

Table 18 (continued)	Ontario, Employment by Industry, 2008–2017
	(Thousands)
	2013	2014	2015	2016	2017
Goods Producing Industries	1,398	1,382	1,401	1,418	1,433
Primary Industries	120	115	120	114	104
Manufacturing	767	749	745	751	769
Construction	459	467	487	504	513
Utilities	52	51	49	50	47
Services Producing Industries	5,426	5,496	5,522	5,581	5,695
Trade	1,019	1,047	1,042	1,033	1,069
Transportation and Warehousing	336	329	321	327	341
Finance, Insurance, Real Estate and Leasing	510	512	544	555	561
Professional, Scientific and Technical Services	543	560	580	595	629
Business, Building and Other Support	328	335	333	326	315
Educational Services	483	495	515	503	497
Health Care and Social Assistance	791	798	813	838	870
Information, Culture and Recreation	312	317	310	318	313
Accommodation and Food Services	441	450	444	457	454
Public Administration	372	367	344	353	371
Other Services	292	287	276	276	276
Total Employment	6,823	6,878	6,923	7,000	7,128

Note:     Industrial groupings based on North American Industry Classification System (NAICS).

Source: Statistics Canada.

Ontario, Growth in Employment by Industry, 2008–2017					Table 19
	(Per Cent Change)
	2008	2009	2010	2011	2012
Goods Producing Industries	(2.1)	(9.1)	1.1	2.0	0.5
Primary Industries	(6.0)	(2.2)	0.5	6.3	(2.6)
Manufacturing	(6.0)	(12.4)	(1.3)	1.2	0.8
Construction	6.5	(4.1)	6.5	2.9	0.8
Utilities	9.4	(10.8)	(3.0)	(3.7)	0.0
Services Producing Industries	1.9	(0.8)	1.8	1.8	0.7
Trade	(0.1)	(1.0)	0.2	(0.3)	0.1
Transportation and Warehousing	6.3	(1.0)	(2.0)	3.6	(3.1)
Finance, Insurance, Real Estate and Leasing	0.1	2.4	0.1	3.4	(0.3)
Professional, Scientific and Technical Services	4.0	(1.8)	6.6	3.5	0.1
Business, Building and Other Support	5.1	(8.8)	3.9	1.8	0.2
Educational Services	2.1	(4.7)	1.2	0.5	1.4
Health Care and Social Assistance	2.2	3.0	3.8	2.9	2.3
Information, Culture and Recreation	(5.2)	0.3	2.5	4.7	(4.5)
Accommodation and Food Services	(1.7)	(3.2)	2.3	2.3	7.2
Public Administration	7.5	(0.5)	0.8	1.8	0.7
Other Services	7.1	4.6	(0.4)	(3.3)	2.4
Total Employment	1.0	(2.7)	1.6	1.8	0.7

Table 19 (continued)	Ontario, Growth in Employment by Industry, 2008–2017
	(Per Cent Change)
	2013	2014	2015	2016	2017
Goods Producing Industries	(1.3)	(1.1)	1.4	1.2	1.0
Primary Industries	(4.6)	(3.9)	4.5	(5.6)	(8.7)
Manufacturing	(1.6)	(2.4)	(0.5)	0.9	2.4
Construction	0.2	1.8	4.3	3.4	1.7
Utilities	(1.0)	(1.4)	(3.3)	0.2	(4.6)
Services Producing Industries	2.6	1.3	0.5	1.1	2.0
Trade	1.2	2.7	(0.4)	(0.9)	3.5
Transportation and Warehousing	7.6	(2.2)	(2.3)	1.8	4.3
Finance, Insurance, Real Estate and Leasing	2.9	0.4	6.1	2.2	0.9
Professional, Scientific and Technical Services	2.3	3.2	3.5	2.6	5.8
Business, Building and Other Support	10.6	2.1	(0.4)	(2.2)	(3.5)
Educational Services	3.9	2.3	4.1	(2.3)	(1.1)
Health Care and Social Assistance	2.9	0.9	1.8	3.2	3.7
Information, Culture and Recreation	(2.5)	1.6	(2.2)	2.7	(1.6)
Accommodation and Food Services	2.1	2.2	(1.3)	2.8	(0.5)
Public Administration	1.6	(1.3)	(6.2)	2.6	5.2
Other Services	(1.0)	(1.7)	(3.7)	(0.1)	(0.1)
Total Employment	1.8	0.8	0.7	1.1	1.8

Note:     Industrial groupings based on North American Industry Classification System (NAICS).

Source: Statistics Canada.

Employment Insurance (EI), 2004–2017							Table 20
	2004	2005	2006	2007	2008	2009	2010
EI Regular Beneficiaries[1] (000s)
Ontario	137	132	129	131	142	246	216
Canada	541	516	494	479	486	734	684
EI Total Benefit Payments[2] ($ millions)
Ontario	3,828	3,799	3,839	4,045	4,369	6,721	6,117
Canada	12,884	12,696	12,426	12,426	13,015	18,684	17,881
EI Contributions ($ millions)
Ontario[3]	6,895	7,108	6,975	6,921	6,718	6,745	6,919
Canada[4]	16,578	17,161	15,884	16,709	16,737	16,502	17,227
EI Premium Rate[5] (% insured earnings)
Employer	2.77	2.73	2.62	2.52	2.42	2.42	2.42
Employee	1.98	1.95	1.87	1.80	1.73	1.73	1.73

Table 20 (continued)
	2011	2012	2013	2014	2015	2016	2017
EI Regular Beneficiaries[1] (000s)
Ontario	175	159	155	147	145	137	131
Canada	583	535	503	489	515	543	512
EI Total Benefit Payments[2] ($ millions)
Ontario	5,330	5,180	5,213	5,321	5,444	5,493	5,505
Canada	16,050	15,662	15,365	15,869	17,094	18,543	18,197
EI Contributions ($ millions)
Ontario[3]	7,288	7,776	8,404	8,608	8,983	9,054	8,259
Canada[4]	18,221	19,558	21,492	22,141	22,872	23,054	20,597
EI Premium Rate[5] (% insured earnings)
Employer	2.49	2.56	2.63	2.63	2.63	2.63	2.32
Employee	1.78	1.83	1.88	1.88	1.88	1.88	1.66

[1]	Figures are reported by Statistics Canada (Regular beneficiaries only, year-to-date average, unadjusted).
[2]

Figures for Ontario and Canada EI Benefit Payments are Ontario Ministry of Finance estimates based on Statistics Canada CANSIM Table 14-10-0007-01 (formerly CANSIM 276-0017). EI Total Benefit Payments do not include amounts related to Employment Benefits and Support Measures, delivered under Part II of the Employment Insurance Act.

[3]	Figures for Ontario EI Contributions are Ontario Ministry of Finance estimates based on data from provincial and territorial economic accounts and data reported by the federal Department of Finance.
[4]	Figures for Canada EI Contributions are reported by the federal Department of Finance as part of the Fiscal Monitor.
[5]	EI premiums are collected on total earnings from the first dollar earned to the maximum insurable earnings.

Note:	In 2018, the EI maximum weekly benefit is $547, which is equal to 55 per cent of EI maximum insurable earnings of $51,700.
Sources:	Statistics Canada, Employment and Social Development Canada, Department of Finance Canada and Ontario Ministry of Finance.

Ontario, Labour Compensation, 2004–2017							Table 21
	2004	2005	2006	2007	2008	2009	2010
Average Weekly Earnings ($)[1]	748.99	776.33	788.80	819.19	838.34	848.77	881.36
Increase (%)	2.8	3.7	1.6	3.9	2.3	1.2	3.8
CPI Inflation (%)	1.9	2.2	1.8	1.8	2.3	0.4	2.5
AWE Increase Less CPI Inflation (%)	0.9	1.5	(0.2)	2.0	0.1	0.9	1.4
AWE – Manufacturing ($)	935.19	960.35	961.33	997.47	999.72	950.13	999.23
Increase (%)	3.1	2.7	0.1	3.8	0.2	(5.0)	5.2
Increase Less CPI Inflation (%)	1.2	0.5	(1.7)	1.9	(2.0)	(5.3)	2.7
Wage Settlement Increases (%)[2]
All Sectors	2.9	2.7	2.5	3.0	2.7	2.2	2.0
Public	3.2	2.7	3.0	3.1	3.1	2.4	1.9
Private	2.7	2.4	1.8	2.9	2.0	1.2	2.0
Person Days Lost Due to Strikes and
Lockouts (000s)	487	403	395	389	282	1,550	705
Minimum Wage at Year-end ($/hour)	7.15	7.45	7.75	8.00	8.75	9.50	10.25

Table 21 (continued)
	2011	2012	2013	2014	2015	2016	2017
Average Weekly Earnings ($)[1]	893.40	906.08	919.93	938.24	962.86	973.75	992.55
Increase (%)	1.4	1.4	1.5	2.0	2.6	1.1	1.9
CPI Inflation (%)	3.1	1.4	1.0	2.4	1.2	1.8	1.7
AWE Increase Less CPI Inflation (%)	(1.7)	0.0	0.5	(0.4)	1.4	(0.7)	0.2
AWE – Manufacturing ($)	1,006.42	1,036.99	1,050.59	1,071.73	1,107.09	1,119.28	1,125.36
Increase (%)	0.7	3.0	1.3	2.0	3.3	1.1	0.5
Increase Less CPI Inflation (%)	(2.4)	1.6	0.3	(0.3)	2.1	(0.7)	(1.2)
Wage Settlement Increases (%)[2]
All Sectors	1.7	1.3	1.0	1.5	1.0	1.6	1.9
Public	1.6	1.4	0.5	1.4	0.8	1.4	1.9
Private	1.9	1.2	2.3	1.9	1.7	1.9	2.1
Person Days Lost Due to Strikes and Lockouts (000s)	352	201	288	132	337	245	418
Minimum Wage at Year-end ($/hour)	10.25	10.25	10.25	11.00	11.25	11.40	11.60

[1]	Average Weekly Earnings (AWE) includes overtime.
[2]	Wage settlement increases are for collective agreements covering 200 or more employees for data prior to 2010 and 150+ employees from 2010 onwards, Ontario Ministry of Labour.

Sources: Statistics Canada, Ontario Ministry of Labour and Ontario Ministry of Finance.

Ontario, Employment Level by Economic Regions,2008-2017					Table 22
					(Thousands)

	2008	2009	2010	2011	2012
Ontario	6,610	6,433	6,538	6,658	6,703
Region: [1]
East	898	879	880	897	909
Ottawa (510)	678	666	676	679	695
Kingston-Pembroke (515)	220	213	203	218	214
Greater Toronto Area (530)[2]	3,023	2,963	3,035	3,078	3,112
Central	1,530	1,488	1,508	1,552	1,551
Muskoka-Kawarthas (520)	180	171	173	176	171
Kitchener-Waterloo-Barrie (540)	653	636	651	676	675
Hamilton-Niagara Peninsula (550)	697	681	685	700	706
Southwest	791	752	762	771	773
London (560)	329	316	319	320	323
Windsor-Sarnia (570)	309	290	293	294	297
Stratford-Bruce Peninsula (580)	153	146	150	158	153
North	367	351	354	360	357
Northeast (590)	265	251	254	261	255
Northwest (595)	102	100	100	100	102

Table 22 (continued)
					(Thousands)

	2013	2014	2015	2016	2017
Ontario	6,823	6,878	6,923	7,000	7,128
Region: [1]
East	898	908	889	905	903
Ottawa (510)	685	698	688	692	695
Kingston-Pembroke (515)	214	210	201	212	208
Greater Toronto Area (530)[2]	3,240	3,241	3,320	3,373	3,443
Central	1,559	1,597	1,597	1,598	1,655
Muskoka-Kawarthas (520)	168	186	168	171	181
Kitchener-Waterloo-Barrie (540)	694	705	711	706	724
Hamilton-Niagara Peninsula (550)	697	706	719	721	750
Southwest	769	775	770	776	778
London (560)	324	325	330	331	330
Windsor-Sarnia (570)	295	299	295	299	299
Stratford-Bruce Peninsula (580)	151	151	145	145	149
North	356	357	346	348	348
Northeast (590)	254	257	248	248	245
Northwest (595)	102	100	97	100	103

[1]	Standard deviations vary significantly across regions, decreasing as the size of the region increases.
[2]	Economic Region 530 closely matches the GTA, the main exception being that it excludes the city of Burlington.

Note:	All figures are average annual employment levels.
Source:	Statistics Canada.

Ontario, Employment Level by Industry for Economic Regions, 2017				Table 23
	(Thousands)
	All Industries	Agriculture	Resources[1]	Manufacturing
Ontario	7,128	68	35	769
Region:
East	903	6	—	45
Ottawa (510)	695	4	—	32
Kingston-Pembroke (515)	208	3	—	13
Greater Toronto Area (530)	3,443	7	5	346
Central	1,655	27	3	227
Muskoka-Kawarthas (520)	181	3	—	13
Kitchener-Waterloo-Barrie (540)	724	12	—	118
Hamilton-Niagara Peninsula (550)	750	11	—	96
Southwest	778	26	4	127
London (560)	330	7	—	48
Windsor-Sarnia (570)	299	8	2	58
Stratford-Bruce Peninsula (580)	149	12	2	20
North	348	2	22	24
Northeast (590)	245	2	17	18
Northwest (595)	103	—	5	6

Table 23 (continued)	(Thousands)
	Construction	Distributive[2]	Finance, Prof. & Mgmt.[3]	Info., Culture & Recreation[4]
Ontario	513	651	1,504	313
Region:
East	61	58	159	35
Ottawa (510)	44	44	127	29
Kingston-Pembroke (515)	17	13	33	6
Greater Toronto Area (530)	215	354	923	173
Central	143	145	265	75
Muskoka-Kawarthas (520)	20	18	27	10
Kitchener-Waterloo-Barrie (540)	62	60	115	36
Hamilton-Niagara Peninsula (550)	61	67	123	30
Southwest	65	65	113	25
London (560)	27	28	55	10
Windsor-Sarnia (570)	22	24	40	10
Stratford-Bruce Peninsula (580)	16	13	19	5
North	29	31	36	13
Northeast (590)	21	21	26	9
Northwest (595)	8	9	10	3

Table 23 (continued)	(Thousands)
	Retail Trade	Personal Services[5]	Education
Ontario	806	730	497
Region:
East	97	93	74
Ottawa (510)	72	68	54
Kingston-Pembroke (515)	25	25	20
Greater Toronto Area (530)	385	337	221
Central	192	177	121
Muskoka-Kawarthas (520)	22	18	12
Kitchener-Waterloo-Barrie (540)	80	73	58
Hamilton-Niagara Peninsula (550)	90	86	52
Southwest	89	83	52
London (560)	36	34	26
Windsor-Sarnia (570)	34	34	19
Stratford-Bruce Peninsula (580)	19	15	7
North	43	39	29
Northeast (590)	30	27	20
Northwest (595)	12	13	9

Table 23 (continued)	(Thousands)
	Health & Soc. Assistance	Public Administration
Ontario	869	371
Region:
East	127	148
Ottawa (510)	88	134
Kingston-Pembroke (515)	39	14
Greater Toronto Area (530)	362	115
Central	213	66
Muskoka-Kawarthas (520)	29	9
Kitchener-Waterloo-Barrie (540)	81	27
Hamilton-Niagara Peninsula (550)	103	30
Southwest	108	21
London (560)	49	8
Windsor-Sarnia (570)	42	9
Stratford-Bruce Peninsula (580)	17	3
North	59	22
Northeast (590)	39	15
Northwest (595)	20	7

All figures are average annual employment levels.

Sub-regional figures may not add up to regional totals due to rounding.

Employment numbers under 1,500 are suppressed because they are statistically unreliable.

See standard deviation and GTA note for Table 22.

Industrial groupings based on North American Industry Classification System (NAICS).

[1]	Includes Forestry, Fishing, Mining, Oil and Gas.
[2]	Includes Transportation and Warehousing, Utilities and Wholesale Trade.
[3]	Includes Finance, Insurance, Real Estate and Leasing; Management of Companies, Administrative and Support Services; and Professional, Scientific and Technical Services.
[4]

Includes industries such as Publishing, Motion Picture and Sound Recording, Broadcasting and Telecommunications, Information Services and Data Processing Services, Performing Arts, Spectator Sports and Related Industries, Heritage Institutions and Amusement, Gambling and Recreation.

[5]	Includes Accommodation and Food Services and Other Services (such as Repair and Maintenance, Personal and Laundry, Religious, Grant-making, Civic, Professional and Similar Organizations).

Source: Statistics Canada.

Ontario Economic Regions[1]	Table 24
East

Ottawa (510)	The united counties of Stormont, Dundas and Glengarry, Prescott and Russell, Leeds and Grenville, Lanark County and the Ottawa Division

Kingston-Pembroke (515)	The counties of Lennox and Addington, Hastings, Renfrew and Frontenac and the Prince Edward Division

Central

Muskoka-Kawarthas (520)	The counties of Northumberland, Peterborough, Haliburton, the Muskoka District Municipality and the Kawartha Lakes Division

Kitchener-Waterloo-Barrie (540)	The counties of Dufferin, Wellington and Simcoe and the Waterloo Regional Municipality

Hamilton-Niagara Peninsula (550)	The divisions of Brant, Haldimand-Norfolk and Hamilton, the Niagara Regional Municipality and the city of Burlington

Greater Toronto Area[2]

Toronto (530)	The Toronto Division and the regional municipalities of Durham, York, Peel and Halton (excluding the city of Burlington)

Southwest

London (560)	The counties of Oxford, Elgin and Middlesex

Windsor-Sarnia (570)	The counties of Lambton and Essex and the Chatham-Kent Division

Stratford-Bruce Peninsula (580)	The counties of Perth, Huron, Bruce and Grey

North

Northeast (590)	The districts of Nipissing, Parry Sound, Manitoulin, Sudbury, Timiskaming, Cochrane, Algoma and the Greater Sudbury Division

Northwest (595)	The districts of Thunder Bay, Rainy River and Kenora

[1]	As defined by Statistics Canada, Standard Geographical Classification SGC 2011.
[2]	Economic Region 530 closely matches the GTA, the main exception being that it excludes the city of Burlington.